Exhibit 10.5

Execution Version

Portions of this exhibit have been omitted and filed separately pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.  Omissions are designated as [***].

MARTIFER-HIRSCHFELD ENERGY SYSTEMS LLC

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated and effective as of June 19, 2009

THE UNITS CONTEMPLATED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR UNDER ANY STATE SECURITIES ACT OR OTHER SIMILAR STATUTE, IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS.  WITHOUT SUCH REGISTRATION, THE SALE, PLEDGE OR OTHER TRANSFER OF THE UNITS CONTEMPLATED BY THIS LIMITED LIABILITY COMPANY AGREEMENT IS RESTRICTED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF LEGAL COUNSEL, SATISFACTORY TO THE COMPANY AND ITS LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR SUCH OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS NOT IN VIOLATION OF THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW.  THE SALE, PLEDGE OR OTHER TRANSFER OF THE UNITS CONTEMPLATED BY THIS LIMITED LIABILITY COMPANY AGREEMENT IS ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN THIS LIMITED LIABILITY COMPANY AGREEMENT, WHICH MAY BE AMENDED FROM TIME TO TIME.

ATTACHMENTS

SCHEDULE I (Members)	Schedule I-1

SCHEDULE II (Initial Managers)	Schedule II-1

EXHIBIT A (Form of Certificate)	Exhibit A-1

APPENDIX A (Definitions)	Appendix A-1

MARTIFER-HIRSCHFELD ENERGY SYSTEMS LLC

FIRST AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MARTIFER-HIRSCHFELD ENERGY SYSTEMS LLC (this “Agreement”), dated and effective as of June 19, 2009 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by the Company and the Members.

PRELIMINARY STATEMENT

Martifer formed the Company by virtue of its Certificate of Formation, filed with the Secretary of State of the State of Delaware on June 17, 2009 (as amended, the “Certificate”), and the Original Agreement, pursuant to the terms of the Act.

The Company has become successor-in-interest to the Legacy Company pursuant to the Merger.

As of the Effective Date and as set forth in Section 4.1 hereof, Hirschfeld has acquired, and Martifer holds, that number of Units set forth opposite their respective names on Schedule I attached hereto.  The Company and the Members desire to, and do hereby, amend and restate in its entirety the Original Agreement as hereinafter provided, effective as of the Effective Date.

ARTICLE 1

DEFINITIONS

For purposes of this Agreement capitalized terms shall have the meanings set forth in Appendix A attached hereto.

ARTICLE 2

CONSENT TO ISSUANCE; PURPOSE; TERM; CONFLICTS OF INTEREST

SECTION 2.1                                                                     Consent to Issuance of Units; Admission of New Member.

Martifer hereby consents to (a) the issuance to Hirschfeld of the Units set forth opposite its name on Schedule I attached hereto and, in order to permit the same, hereby waives any preemptive or other rights it may have pursuant to the Original Agreement or otherwise with respect to such issuance and (b) the admission of Hirschfeld as a Member.

SECTION 2.2                                                                     Company Name.

The name of the Company shall be “MARTIFER-HIRSCHFELD ENERGY SYSTEMS LLC” or such other name as the Board may from time to time designate.  All business of the

Portions of this exhibit have been omitted and filed separately pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.  Omissions are designated as [***].

Company shall be conducted under the Company name.  The Company shall promptly notify the Members of any name change.

SECTION 2.3                                                                     Registered Office; Registered Agent; Principal Office in the United States; Other Offices.

The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate, or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Law.  The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate in the manner provided by Law.  The principal office of the Company in the United States shall be at such place as the Board may designate, which need not be in the State of Delaware, and the Company shall maintain records there as required by the Act.  The Company may have such other offices as the Board may designate from time to time, which need not be in the State of Delaware.

SECTION 2.4                                                                     Purpose.

The primary purpose of the Company is to manufacture and supply towers [****] for wind turbine markets, and any other metal-based components reasonably related to wind turbine markets, in [****] and to engage in any other business, purpose or activity that may be lawfully engaged in by a limited liability company under the Laws of the State of Delaware.

SECTION 2.5                                                                     Foreign Qualification.

Prior to the Company’s conducting business in any jurisdiction other than Delaware, the officers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the officers, with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction.  At the request of the Company, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

SECTION 2.6                                                                     Term.

The Company commenced on the date the Certificate was filed with the Secretary of State of the State of Delaware, and shall continue in existence until a Certificate of Cancellation is filed in accordance with Section 12.4.

SECTION 2.7                                                                     Fiscal Year.

The fiscal year of the Company (“Fiscal Year”) shall be the period ending on December 31st of each year or such other fiscal year as the Board may designate.

SECTION 2.8                                                                     No State-Law Partnership.

The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than applicable tax Laws, and this Agreement may not be construed to suggest otherwise.  This Agreement shall not subject the Members to joint and several or vicarious Liability, or impose any Liability that would arise therefrom with respect to any or all of the Members or the Company.

SECTION 2.9                                                                     Consent and Acknowledgment of Legend.

Each and every Member to this Agreement consents to the terms, as well as the placement, of a legend on the certificates, if any, evidencing said Member’s Units, which legend shall be in the form substantially as follows:

“THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR UNDER ANY STATE SECURITIES ACT OR OTHER SIMILAR STATUTE, IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS.  WITHOUT SUCH REGISTRATION, THE SALE, PLEDGE OR OTHER TRANSFER OF THESE UNITS IS RESTRICTED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF LEGAL COUNSEL, SATISFACTORY TO THE COMPANY AND ITS LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR SUCH OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS NOT IN VIOLATION OF THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW.  THE SALE, PLEDGE OR OTHER TRANSFER OF THESE UNITS IS ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN THE COMPANY’S LIMITED LIABILITY COMPANY AGREEMENT, WHICH MAY BE AMENDED FROM TIME TO TIME.”

SECTION 2.10                                                              Affiliate Contracts.

The Company may enter into any contract with, or make any payment of Company funds to, any Manager or Member, or any Affiliate of the foregoing, in an amount that is, and on terms that are, no less favorable to the Company in relation to the cost or terms of obtaining similar services from unaffiliated third parties.  Any such agreement must be in writing and approved by the Board in accordance with Section 3.5(f) hereof; provided, however, that (a) that certain Management Services Agreement, of even date herewith, by and between the Company and Hirschfeld and (b) that certain Management Services Agreement, of even date herewith, by and between the Company and Martifer Energia are hereby approved in all respects.

ARTICLE 3

MANAGEMENT; MEETINGS AND ACTIONS; COMPENSATION; LIABILITY OF MANAGERS

SECTION 3.1                                                                     Management.

Management of the Company shall be solely vested in a Board of Managers (the “Board”).  The Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers of a limited liability company under the Laws of the State of Delaware.

SECTION 3.2                                                                     Appointment of Managers.

The Board shall initially consist of six (6) individuals, who need not reside in the State of Delaware.  Subject to this Article 3, the members of the Board shall be appointed, and the Members agree to elect members of the Board, as follows:

(a)                                  for so long as Martifer shall hold any Units, three (3) individuals will be appointed by Martifer (the “Martifer Managers”) and shall initially be those individuals set forth as such on Schedule II attached hereto; and

(b)                                 for so long as Hirschfeld shall hold any Units, three (3) individuals will be appointed by Hirschfeld (the “Hirschfeld Managers”) and shall initially be those individuals set forth as such on Schedule II attached hereto.

Each individual elected pursuant to Sections 3.2(a) and 3.2(b), so long as he or she is a Manager, shall be considered a voting Manager.  Notwithstanding anything contained herein to the contrary, a Majority Interest shall have the right to create non-voting classes of Managers and elect individuals to serve as non-voting Managers within such classes, and such individuals will be subject to removal at any time, with or without cause, by a Majority Interest.

SECTION 3.3                                                                     Number of Managers; Appointment of Additional Managers.

(a)                                  Subject to Section 3.2 hereof, the number of Managers may be increased or decreased from time to time by consent of a Majority Interest; provided, however, that for so long as each of Martifer and Hirschfeld owns 50% of the Units, any such increase or decrease shall be in increments of two.

(b)                                 (i)                                     Any vacancy created by an increase described in Section 3.3(a) hereof shall be filled by a Majority Interest; provided, however, that for so long as each of Martifer and Hirschfeld owns 50% of the Units, any such vacancies shall be filled by the appointment of an equal number of Martifer Managers and an equal number of Hirschfeld Managers, each in the manner set forth in Section 3.4(d)(i) or 3.4(d)(ii) hereof, as applicable.

(ii)                                  For so long as each of Martifer and Hirschfeld owns 50% of the Units, any decrease in the number of Managers resulting from the application of Section

3.3(a) hereof shall be made such that the number of Martifer Managers and Hirschfeld Managers remaining on the Board following the application of Section 3.3(a) hereof shall be equal.

(c)                                  (i)                                     Any vacancy created by a mandatory resignation described in Section 3.4(b)(i) hereof shall be filled by the Assignee of all of Martifer’s Units if such Assignee holds at least 50% of the outstanding Units, or by consent of a Majority Interest if such Assignee does not hold at least 50% of the outstanding Units.

(ii)                                  Any vacancy created by a mandatory resignation described in Section 3.4(b)(ii) hereof shall be filled by the Assignee of all of Hirschfeld’s Units if such Assignee holds at least 50% of the outstanding Units, or by consent of a Majority Interest if such Assignee does not hold at least 50% of the outstanding Units.

SECTION 3.4                                                                     Term; Mandatory Resignations; Removal; Vacancies.

(a)                                  Term.

Managers shall serve until they resign, are removed, or die.

(b)                                 Mandatory Resignations.

(i)                                     In the event Martifer shall not hold any Units, all Martifer Managers shall immediately resign such that, thereafter, there shall be no Martifer Managers, and Martifer will have no further rights to direct the appointment of any Managers.

(ii)                                  In the event Hirschfeld shall not hold any Units, all Hirschfeld Managers shall immediately resign such that, thereafter, there shall be no Hirschfeld Managers, and Hirschfeld will have no further rights to direct the appointment of any Managers.

(c)                                  Removal.

(i)                                     Any Manager may be removed for cause by the Board (which vote or consent shall exclude the subject Manager), such “cause” being limited to: (A) any action or omission by the subject Manager that constitutes fraud, deceit, or wrongful taking against the Company or any of its subsidiaries as reasonably determined by the Board; (B) any willful misconduct or gross negligence of the subject Manager in connection with the performance of any of his or her duties; (C) the entry of any legal order that has the effect of precluding the subject Manager from performing his or her duties for more than 30 consecutive Days; (D) the conviction of the subject Manager of, or the entry of a plea of guilty or nolo contendere by the Subject Manager to, a felony; or (E) any moral turpitude of, or bankruptcy, insolvency or general assignment for the benefit of his or her creditors by, the subject Manager.

(ii)                                  Any Martifer Manager may be removed without cause only by Martifer.  Any Hirschfeld Manager may be removed without cause only by Hirschfeld.  Any Manager who was appointed as such pursuant to Section 3.3(b) or 3.3(c) hereof and is not a Martifer Manager or a Hirschfeld Manager may be removed without cause only by the Member who appointed such Manager or, if such Manager was not appointed by any single Member, by consent of a Majority Interest.

(d)                                 Vacancies.

(i)                                     Any vacancy created by the resignation, death or removal for cause or without cause of a Martifer Manager (except for a resignation pursuant to Section 3.4(b)(i) hereof) shall be filled with a Martifer Manager, who shall be an individual appointed by Martifer.

(ii)                                  Any vacancy created by the resignation, death or removal for cause or without cause of a Hirschfeld Manager (except for a resignation pursuant to Section 3.4(b)(ii) hereof) shall be filled with a Hirschfeld Manager, who shall be an individual appointed by Hirschfeld.

(iii)                               Any vacancy created by the resignation, death or removal for cause or without cause of a Manager who was appointed as such pursuant to Section 3.3(b) or 3.3(c) hereof and is not a Martifer Manager or a Hirschfeld Manager shall be filled with an individual nominated by the Member who appointed such Manager or, if such Manager was not appointed by any single Member, by an individual nominated by the Board and approved and elected by a Majority Interest.

SECTION 3.5                                                                     Actions by Board; Meetings; Committees; Certain Actions; Observers.

(a)                                  The Board shall hold at least four regularly scheduled meetings during each Fiscal Year.  Meetings of the Board shall be held (i) at the time and place fixed by resolution of the Board or (ii) upon the call of the Chairman of the Board and the Vice Chairman of the Board.  The Secretary or officer of the Company performing his or her duties shall give at least 24 hours’ notice of all meetings of the Board to be held by means of conference telephone or other communications equipment, and at least 96 hours’ notice of all meetings of the Board to be held in person, all such notices to be given by telephone, mail, telegram, facsimile, email or hand delivery to the last known number or address of each Manager entitled to vote at any such meeting, and notice need not be given of regular meetings held at such time as may be fixed by a resolution of the Board.  Meetings of the Board may be held at any time without notice if all Managers entitled to vote at any such meeting are present, in person or by proxy, or if those not present waive notice either before or after the meeting.

(b)                                 With respect to all matters, unless otherwise expressly provided herein, the Board will act by a Majority Vote.  In the event that one or more Managers appointed by any single Member is not present at a duly convened meeting of the Board of Managers, the participating Managers that were appointed by the same single Member shall be entitled to exercise all rights and privileges, including voting rights, of such non-participating Manager(s).  For purposes of this Section 3.5(b), if a Member holds a Majority Interest, then any Manager appointed by a Majority Interest pursuant to this Agreement shall be deemed to have been appointed by such Member.

(c)                                  Any action required to be, or which may be, voted on, consented to or approved by the Board may be taken without a meeting, without prior notice and without taking a vote if a consent or consents in writing, setting forth the action so taken, are signed by Managers having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the Managers entitled to vote thereon were present and voted; provided, however, that no such action shall be effective unless the Board shall have sent to each Manager (including, without limitation, via electronic mail) a copy of the consent with respect to such proposed action at least 36 hours prior to the taking of such action.  A consent transmitted by electronic transmission by a Manager or by a Person or Persons authorized to act for a Manager shall be deemed to be written and signed for purposes of this Section 3.5(c).

(d)                                 Meetings of the Board may be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.5(d) shall constitute presence in person at the meeting.  Managers and committee members shall be reimbursed by the Company for all reasonable and documented out-of-pocket expenses incurred in connection with the attendance of any meetings.

(e)                                  The Board may designate one or more committees and appoint members of the Board to serve on such committee or committees; provided, however, that for so long as each of Martifer and Hirschfeld owns 50% of the Units, any such committees shall be comprised of an equal number of Martifer Managers and Hirschfeld Managers.

(f)                                    Notwithstanding anything to the contrary set forth in this Agreement, including, without limitation, Section 3.5(b) hereof, neither the Board nor any committee of the Board shall perform or engage in, or cause or permit the Company, or any of its officers or employees on behalf of the Company, to perform or engage in, any of the following acts or transactions, unless approved by a Unanimous Vote:

(i)                                     make any material change to the Company’s primary line of business;

(ii)                                  authorize, issue or enter into any agreement, plan or other commitment providing for the issuance (contingent or otherwise) of any Units or other equity interests in the Company, or any securities convertible into or exchangeable or exercisable for any such Units or other equity interests in the Company;

(iii)                               enter into any transaction with an Affiliate of the Company (other than a subsidiary of the Company) (including, without limitation, the purchase, sale, lease or exchange of any property, or rendering of any service or modification or amendment of any existing agreement or arrangement);

(iv)                              directly or indirectly redeem, purchase or otherwise acquire any Units (including warrants, options or other securities or rights to acquire any such Units); provided, however, that only a Majority Vote shall be required for the Company to redeem, purchase or otherwise acquire any Units on a pro rata basis from all Members in accordance with their respective Sharing Ratios;

(v)                                 (A) sell, assign, transfer, lease or otherwise Dispose of, in any single transaction or related series of transactions, fixed assets with the greater of a Book Value or fair market value in excess of two hundred thousand dollars ($200,000) in the aggregate, (B) enter into any material joint venture or strategic alliance with a third party or (C) merge or consolidate the Company or any subsidiary, whether or not the Company or such subsidiary survives such merger or consolidation;

(vi)                              acquire, or permit any subsidiary to acquire, any material business (whether by a purchase of fixed assets, purchase of equity interests, merger or otherwise) with the greater of a Book Value or fair market value in excess of two hundred thousand dollars ($200,000) in the aggregate;

(vii)                           approve the Company’s annual budget for each Fiscal Year;

(viii)                        approve of or make any loans to Members, their respective Affiliates, any Managers, officers or employees of the Company and its subsidiaries, excluding travel and similar advances made in the ordinary course of business;

(ix)                                commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect; or consent to the entry of an order for relief in an involuntary case, or to the conversion of any involuntary case to a voluntary case under any such Law; or consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or substantially all of its property; or make a general assignment for the benefit of creditors or wind up, liquidate or dissolve the Company or any of its subsidiaries;

(x)                                   select or replace the Company’s independent public accountants or adopt any new or materially modify any existing accounting policy (including a change to the Company’s Fiscal Year), principle or practice (including internal controls) or financial reporting system of the Company or its subsidiaries, except as otherwise required by Law or generally accepted accounting principles in effect in the United States from time to time; or

(xi)                                commit to do any of the foregoing or delegate authority to, or permit, any Person to approve the taking of any of the actions set forth above.

(g)                                 Each of Martifer and Hirschfeld shall have the right at any time and from time to time to appoint up to two (2) representatives (the “Observers”), who shall be entitled to participate in a non-voting observer capacity at any or all meetings of the Board and all committees thereof.  Such right shall from time to time be exercisable by delivery to the Company of written notice from the appointing Member specifying the name of any such Observer, subject to the Company’s right to approve such Observer (such approval not to be unreasonably withheld, conditioned or delayed).  No Observer, while acting as such, shall be or be deemed a Manager of the Company or, in his or her capacity as an Observer, have any ability to direct the management of the Company, whether by voting or consenting with respect to any action to be taken or otherwise.  The appointing Member may at any time, by written notice to the Company, revoke the appointment of any Observer, effective immediately or at any later time specified in such written notice, and at such time all of such Observer’s rights under this

Portions of this exhibit have been omitted and filed separately pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.  Omissions are designated as [***].

Section 3.5 shall be terminated.  The Observers shall initially be those individuals set forth as such on Schedule II attached hereto.

(h)                                 Each Observer shall be entitled to receive all notices, minutes, documents and information furnished in connection with each such meeting to the members of the Board at the time that such Board members are furnished such notices, minutes, documents and information, or as promptly as practicable thereafter, and notice of any action taken by written consent approving a transaction; provided, however, that each Observer shall prior thereto have entered into a nondisclosure agreement, in form and substance reasonably satisfactory to the Company, and shall have agreed that such information will only be used in its role as an Observer and not in any other role or for any other purpose.  Notwithstanding the foregoing, such observer rights shall not extend to (i) meetings at which matters covered by any legally recognized privilege are to be discussed and the presence of the Observers could be reasonably expected (based on advice of the Company’s legal counsel) to lead to a loss of such privilege or (ii) information covered by any legally recognized privilege if the dissemination of such information to the Observers could be reasonably expected (based on advice of the Company’s legal counsel) to lead to the loss of such privilege.  The Member appointing each Observer shall be responsible for all costs and expenses of such Observer in connection with such Observer’s attendance at such meetings.  These observer rights shall be for the sole benefit of Martifer and Hirschfeld and shall not be transferable to any other Person.

(i)                                     At each regularly scheduled meeting of the Board, the agenda shall include updates from at least one Martifer Manager and at least one Hirschfeld Manager, and a general discussion by the Board, with respect to the current status of the market in [****] for towers [****] for wind turbine markets, and any other metal-based components reasonably related to wind turbine markets.

SECTION 3.6                                                                     Compensation.

The Members shall have the sole power to authorize the payment of compensation to the Managers for services to the Company, including fees for attendance at meetings of the Board or any committee thereof, provided that such fees shall be reasonable in relation to the fees paid to those holding similar positions in unaffiliated Entities.  The Board, or any compensation committee or similar committee thereof, shall have the sole power to authorize the payment of compensation to the senior management of the Company for services to the Company, including fees for attendance at meetings of the Members, the Board or any committee thereof, provided that such fees shall be reasonable in relation to the fees paid to those holding similar positions in unaffiliated Entities.

SECTION 3.7                                                                     Appointment and Removal of Officers.

(a)                                  The officers of the Company shall include a Chairman of the Board, a Vice Chairman, a Chief Executive Officer and a Secretary, each of whom shall be appointed by the Board in accordance with Section 3.7(b) hereof.  In addition, the Board may appoint such other officers, and assign titles to any such individuals, as it deems advisable from time to time.  Each officer shall have such duties and authority as may be delegated to such officer from time to time by the Board.  In addition, unless inconsistent with the duties and authority specifically delegated to an officer by the Board, if the title of any officer is one commonly used for officers of a business corporation formed under the Act, the assignment of such title shall constitute the delegation to such person of the duties and authority that are normally associated with that office for business corporations formed under the Act.  Any officer appointed pursuant to Section 3.7(b) hereof may be removed with or without cause only by the Member who appointed such officer.  Any other officer may be removed with or without cause by a Majority Vote.

(b)                                 The Board shall appoint the Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer and Secretary of the Company at the direction of Martifer and Hirschfeld, as the case may be, as follows:  (i) during the three-year period beginning on the Effective Date (the “First Period”), Martifer shall have the right to direct the appointment of the Chief Executive Officer and the Vice Chairman of the Board of the Company and Hirschfeld shall have the right to direct the appointment of the Chairman of the Board and the Secretary of the Company; (ii) during the three-year period beginning immediately upon the expiration of the First Period (the “Second Period”), Hirschfeld shall have the right to direct the appointment of the Chief Executive Officer and the Vice Chairman of the Board of the Company and Martifer shall have the right to direct the appointment of the Chairman of the Board and the Secretary of the Company; (iii) during the three-year period beginning immediately upon the expiration of the Second Period, Martifer shall again have the right to direct the appointment of the Chief Executive Officer and the Vice Chairman of the Board of the Company and Hirschfeld shall again have the right to direct the appointment of the Chairman of the Board and the Secretary of the Company; and (iv) thereafter, the right to direct the appointment of the Chief Executive Officer and the Vice Chairman of the Board of the Company, on the one hand, and the Chairman of the Board and Secretary of the Company, on the other hand, shall continue to alternate in this manner for each successive three-year period.

(c)                                  Each officer appointed pursuant to Section 3.7(b) hereof shall, in the event that the Member who appointed such officer no longer holds any Units, be deemed to have resigned, without any action required by the Board, the Members or the relevant officer, from all offices to which such person was appointed by such former Member, effective for all purposes as of the time that such Member no longer holds any Units; provided, however, that in the event that the Assignee of such former Member’s Units holds at least 50% of the outstanding Units, then such Assignee shall have the right to fill any vacancies created pursuant to this Section 3.7(c) and shall have the same rights to direct the appointment of officers pursuant to Section 3.7(b) hereof as such former Member had immediately prior to Disposing of its Units; and further provided, however, that if such Assignee does not hold at least 50% of the outstanding Units, then any vacancies created pursuant to this Section 3.7(c) shall be filled by a Majority Interest.

SECTION 3.8                                                                     Liability of Managers to Third Parties.

No Manager shall be liable for the debts, obligations, or liabilities of the Company, including under a judgment decree or order of a court, whether arising in contract, tort or otherwise.

ARTICLE 4

MEMBERS; DISPOSITIONS OF UNITS; PREEMPTIVE RIGHTS; WITHDRAWAL; LIABILITY

SECTION 4.1                                                                     Members.

(a)                                  The Members of the Company are Martifer, which was admitted as a Member of the Company upon its execution of the Original Agreement on June 17, 2009; and Hirschfeld, which was admitted as a Member of the Company effective as of the Effective Date.  There is only one class of Units of the Company.

SECTION 4.2                                                                     Representations and Warranties.

(a)                                  Each Member hereby represents and warrants to the Company and each other Member as follows:

(i)                                     (A) that Member is duly incorporated, organized, or formed (as applicable), validly existing, and (if applicable) in good standing under the Law of the jurisdiction of its incorporation, organization or formation; (B) if required by applicable Law, that Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and (C) that Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, trustees, beneficiaries or other applicable Persons necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken.

(ii)                                  that Member has duly executed and delivered this Agreement, and it constitutes the legal, valid and binding obligation of that Member enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at Law or in equity);

(iii)                               that Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (A) conflict with, or result in a breach, default or violation of, (I) the organizational documents of such Member (if it is an Entity), (II) any contract or agreement to which that Member is a party or is otherwise subject, or (III) any Law, order, judgment, decree, writ, injunction or arbitral award to which that Member is subject; or (B) require any consent, approval, or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied and the Company has been notified thereof;

(iv)                              that Member is familiar with the existing or proposed business, financial condition, properties, operations, and prospects of the Company (including that the Company has no operating history); it has asked such questions, and conducted such due diligence, concerning such matters and concerning its acquisition of its Units as it has desired to ask and conduct, and all such questions have been answered to its full satisfaction; it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company; it understands that owning Units involves various risks, including the restrictions on Dispositions and Encumbrances set forth in Section 4.5 hereof, the lack of any public market for its Units, the risk of owning its Units for an indefinite period of time and the risk of losing its entire investment in the Company; it is able to bear the economic risk of such investment; it is acquiring its Units for investment, solely for its own beneficial account and not with a view to or any present intention of directly or indirectly selling, transferring, offering to sell or transfer, participating in any distribution, or otherwise Disposing of all or a portion of its Units; and it acknowledges that the Units have not been registered under the Securities Act or any other applicable federal or state securities laws, and that the Company has no intention, and shall not have any obligation, to register or to obtain an exemption from registration for the Units or to take action so as to permit sales pursuant to the Securities Act (including Rules 144 and 144A thereunder).

(b)                                 The Company hereby represents and warrants to each Member as follows, with all such representations and warranties being given only as of the Effective Date:

(i)                                     The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Units, when issued by the Company, will be validly issued, fully paid and non-assessable and not subject to any adverse claim.

(ii)                                  The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary limited liability company action on the part of the Company, and the Company has full limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at Law or in equity).

(iii)                               The capitalization of the Company is set forth on Schedule I attached hereto.  Except as set forth in this Agreement, on Schedule I attached hereto or as required by Law, there are no outstanding options, warrants, preemptive rights, subscription rights, convertible securities or other agreements or plans under which the Company is or may become obligated to issue, sell or transfer any Units.

(iv)                              Neither the Company nor anyone acting on its behalf has offered Units or any similar security for sale to or otherwise approached or negotiated in respect of such offer in a manner constituting a general solicitation.  Neither the Company nor anyone on its behalf has taken any action that would subject the issuance or sale of any of the Company’s Units to the registration requirements of Section 5 of the Securities Act of 1933, as amended.

SECTION 4.3                                                                     Rights of Members.

The Members, in their capacity as such, cannot transact any business for the Company or take part in the management of its affairs and will have no power to execute documents on behalf of or otherwise bind or commit the Company.  Members do, however, except as otherwise modified by the terms of this Agreement, have the rights and status of members under the Act and may give consents and approvals and exercise the rights and powers granted to them in this Agreement and by Law, it being understood that the exercise of such rights and powers are deemed to be matters affecting the fundamental structure of the Company and not the exercise of control over its business.

SECTION 4.4                                                                     Meetings of and Actions by Members.

(a)           The Board may call a meeting of the Members at any time and from time to time by giving notice to each Member in writing of the time, place and purpose of such meeting at least seven Days in advance of such meeting.

(b)           With respect to all matters, unless otherwise expressly provided herein, the Members will act by a Majority Interest.

(c)           Any action required to be, or which may be, voted on, consented to or approved by the Members may be taken without a meeting, without prior notice and without taking a vote if a consent or consents in writing, setting forth the action so taken, are signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted; provided, however, that no such action shall be effective unless the Board shall have sent to each Member (including, without limitation, via electronic mail) a copy of the consent with respect to such proposed action at least one Day prior to the taking of such action.  A consent transmitted by electronic transmission by a Member or by a person or persons authorized to act for a Member shall be deemed to be written and signed for purposes of this Section 4.4(c).  If a written consent is executed by less than all of the Members entitled to vote on the action so taken, the Company shall promptly cause a copy of the executed written consent to be delivered to each Member that did not execute it; provided, however, that the failure of the Company to so deliver a written consent shall not invalidate the action taken pursuant to such written consent.

(d)           Meetings of the Members may be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.4(d) shall constitute presence in person at the meeting.  All such meetings shall be held at such reasonable places as the Company shall designate and during normal business hours or at such other times as are otherwise agreed to by the Members.  All expenses of each Member attending the meetings shall be borne by such Member.

SECTION 4.5                                                                     Dispositions and Encumbrances of Units by Members.

(a)           General Restriction on Members.  No Member may Dispose of or Encumber all or any portion of its Units (including any rights or obligations related thereto)

except in strict accordance with this Section 4.5.  Any attempted Disposition or Encumbrance of all or any portion of its Units (including any rights or obligations related thereto), other than in strict accordance with this Section 4.5, shall be, and is hereby declared, null and void ab initio.  The Members agree that breach of the provisions of this Section 4.5 may cause irreparable injury to the Company for which monetary damages (or other remedy at Law) are inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provisions, (ii) the uniqueness of the Company’s business and (iii) the relationship among the Members.  Accordingly, the Members agree that the provisions of this Section 4.5 may be enforced by specific performance (without the posting of bond or other security).

(b)           Dispositions of Units of Members.

(i)            General Restrictions.

(A)          Without the prior written consent of all other Members, no Member may make any Disposition of any Units (including any rights or obligations related thereto) that does not result in the Disposition of all Units (including all rights and obligations related thereto) held by such Member immediately prior to such Disposition; provided, however, that, notwithstanding anything to the contrary contained herein, the foregoing restriction shall not apply in the case of a Disposition to a Permitted Affiliate of such Member following the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed).

(B)           No Member may Dispose of or Encumber all or any portion of its Units (including any rights or obligations related thereto) during the period beginning on the Effective Date and ending on the fourth (4th) anniversary thereof (the “Lock-Up Period”); provided, however, that, notwithstanding anything to the contrary contained herein, the restrictions on the Disposition and Encumbrance with respect to all or any portion of each Member’s Units (including its Common Interest) during the Lock-Up Period shall not apply in the case of (I) a Disposition by a Member to the Company, if approved in advance by the Board in accordance with Section 3.5(f) hereof; (II) a merger or similar transaction entered into by or on behalf of the Company, if approved in advance by the Board in accordance with Section 3.5(f) hereof; (III) a Disposition to a Permitted Affiliate of such Member following the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); or (IV) a Disposition required by the rules and regulations of a Governmental Authority, provided that such Member has provided to the Company a certificate executed by an executive officer of such Member stating that it has determined in good faith, after consultation with legal counsel, that such Disposition is required under such rules and regulations.

(C)           Following the expiration of the Lock-Up Period, if a Member desires to make a Disposition of all or any portion of its Units (including its Common Interest), it must, as applicable, first comply with Section 4.5(b)(iii) (Preferential Purchase Rights) and Section 4.5(b)(iv) (Tag-Along Rights);

provided, however, that, notwithstanding anything to the contrary contained herein, compliance with Section 4.5(b)(iii) (Preferential Purchase Rights) and Section 4.5(b)(iv) (Tag-Along Rights) shall not be required in the case of (I) a Disposition by a Member to the Company, if approved in advance by the Board in accordance with Section 3.5(f) hereof; (II) a merger or similar transaction entered into by or on behalf of the Company, if approved in advance by the Board in accordance with Section 3.5(f) hereof; (III) a Disposition to a Permitted Affiliate of such Member following the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); or (IV) a Disposition required by the rules and regulations of a Governmental Authority, provided that such Member has provided to the Company a certificate executed by an executive officer of such Member stating that it has determined in good faith, after consultation with legal counsel, that such Disposition is required under such rules and regulations.

(ii)           Admission of Assignee as a Member.  An Assignee has the right to be admitted to the Company as a Member with respect to the Units (and attendant Sharing Ratio) so Disposed to such Assignee; provided that such Assignee (A) has been granted the entire rights, and assumed the entire obligations, associated with the Units so disposed (and not merely limited rights and obligations that, together with other rights and obligations, constitute the entire rights and obligations with respect to such Units (“Partial Rights”)) and (B) complies with the requirements of Section 4.5(b)(vii) hereof.

(iii)          Preferential Purchase Right.

(A)          Application and Procedure.  Should any Member at any time desire to Dispose of all or a portion of its Units (except in the circumstances described in the proviso to Section 4.5(b)(i)(A) hereof and the first proviso to Section 4.5(b)(i)(C) hereof, but subject to all other provisions contained in Section 4.5(b)(i) hereof), such Member (the “Disposing Member”) shall promptly give notice thereof (each, a “Disposition Notice”) to the Company and to each other Member (collectively, the “Non-Disposing Members”).  The Disposition Notice shall set forth all relevant information with respect to the proposed Disposition, including the name and address of the prospective acquirer, the proposed purchase price, which must be proposed to be and actually be paid in its entirety in cash at closing, the precise Units that are the subject of the Disposition, and copies of all available and relevant proposed purchase and sale documents.  Each Non-Disposing Member shall have the preferential right to acquire all or any portion of such Units (I) on the same terms and conditions as are set forth in the Disposition Notice (including, without limitation, the proposed purchase price), (II) on the terms and conditions set forth in Section 4.5(b)(iii)(B) hereof, and (III) in accordance with the following procedures:  each Non-Disposing Member shall have 45 Days following its receipt of the Disposition Notice in which to notify the Company and the Disposing Member whether it desires to exercise its preferential right to purchase.  A written notice in which a Non-Disposing Member exercises such right is referred to herein as an “Exercise Notice” and each Non-Disposing Member that exercises such right is referred to herein as a “Purchasing Member.”  If any Non-Disposing Member does not respond by delivering an Exercise Notice to the Company and the Disposing Member during the period set forth in this Section 4.5(b)(iii)(A), then such Non-Disposing Member shall be deemed to have waived such right.  Each Purchasing Member shall have the right to participate in the Disposition in the same proportion that its Sharing Ratio (excluding any Partial Rights) bears to the aggregate Sharing Ratios of all Purchasing Members, collectively (or on such other basis as the Purchasing Members may mutually agree).

(B)           Closing.  If the preferential right is exercised in accordance with Section 4.5(b)(iii)(A) hereof, the closing of such purchase shall occur at the principal place of business of the Company on the 30th Day after the expiration of the preferential right period described in Section 4.5(b)(iii)(A) hereof (or, if later, the fifth Business Day after the receipt of all applicable regulatory and governmental approvals to the purchase), unless the Disposing Member and the Purchasing Members agree upon a different place or date.  At the closing, (I) the Disposing Member shall (w) execute and deliver to each Purchasing Member an assignment of the Units being Disposed to such Purchasing Member, in form and substance reasonably acceptable to such Purchasing Member, containing a general warranty of title as to such Units (including that such Units are free and clear of any Encumbrances other than any Encumbrance related to a pledge of such Units to a financial institution providing debt financing to the Company); (x) deliver to each Purchasing Member the Units being Disposed to such Purchasing Member free and clear of any Encumbrance (other than any Encumbrance related to a pledge of such Units to a financial institution providing debt financing to the Company); (y) deliver to each Purchasing Member certificates, if applicable, representing the Units being Disposed to such Purchasing Member accompanied by duly executed stock powers (or equivalent documents); and (z) execute and deliver to each Purchasing Member any other instrument or document reasonably requested by such Purchasing Member that is reasonably necessary to give effect to the Disposition of such Units from the Disposing Member to such Purchasing Member; and (II) each Purchasing Member shall deliver to the Disposing Member the proposed purchase price (pro-rata in proportion to the number of Units being acquired by each Purchasing Member) in immediately available funds.

(C)           Waiver of Preferential Right.  If the Non-Disposing Members do not elect (or otherwise fail) to purchase all of the applicable Units set forth in the applicable Disposition Notice, each Purchasing Member shall have the right to purchase its pro-rata portion of such unpurchased Units by providing an additional Exercise Notice to the Company and the Disposing Member of its intent to do so within 10 Days after the expiration of the period set forth in the Disposition Notice.  If, after the expiration of such 10 Day period, any of the applicable Units set forth in the applicable Disposition Notice remain unpurchased, the Disposing Member shall have the right, subject to compliance with the provisions of this Section 4.5 (including, without limitation, Section 4.5(b)(iv) hereof), to Dispose of such Units described in the Disposition Notice (or such portion thereof that the Non-Disposing Members did not elect to purchase) to the proposed Assignee strictly in accordance with the terms of the

Disposition Notice for a period of 60 Days after the expiration of the applicable preferential right period or, if later, after the failure of the Purchasing Members to complete such purchase in accordance with Section 4.5(b)(iii)(B) hereof or this Section 4.5(b)(iii)(C) hereof.  If, however, the Disposing Member fails to Dispose of such Units within such period, the proposed Disposition to the proposed Assignee shall again become subject to the preferential right set forth in this Section 4.5(b)(iii).

(iv)          Tag-Along Rights.  In the event a Member elects to make a Disposition of all or any portion of its Units (except in the circumstances described in the proviso to Section 4.5(b)(i)(A) hereof and the first proviso to Section 4.5(b)(i)(C) hereof, but subject to all other provisions contained in Section 4.5(b)(i) hereof, and after first complying with the procedures set forth in Section 4.5(b)(iii) hereof) (the “Tag-Along Disposing Member”), then each other Member (each, a “Potential Tag-Along Participant”) is hereby granted the non-assignable right to Dispose, at the relevant selling price, that proportion of its Units as is described below.  The Tag-Along Disposing Member shall deliver a notice (each, a “Tag-Along Notice”) to the Potential Tag-Along Participants, which shall set forth all relevant information with respect to the proposed Disposition, including the identity of the buyer, the proposed purchase price, the precise Units that are the subject of the sale, and any other terms and conditions of the proposed Disposition (including copies of all available and relevant proposed purchase and sale documents).  The Potential Tag-Along Participants shall have the right to sell Units (other than Partial Rights) for the same price per Unit, and on the same terms and conditions, as are set forth in the Tag-Along Notice.  Each Potential Tag-Along Participant shall have 45 Days following its receipt of the Tag-Along Notice in which to notify the Tag-Along Disposing Member whether it desires to exercise its sell right.  A notice in which a Potential Tag-Along Participant exercises such right is referred to herein as a “Tag-Along Exercise Notice,” and a Potential Tag-Along Participant that delivers a Tag-Along Exercise Notice is referred to herein as a “Tag-Along Member.”  Any Potential Tag-Along Participant that does not respond during the applicable period shall be deemed to have waived such right.  Each Tag-Along Member shall have the right to participate in the Disposition in the same proportion that its Sharing Ratio (excluding any Partial Rights) bears to the aggregate Sharing Ratios of all Tag-Along Members and the Tag-Along Disposing Member, collectively (or on such other basis as the Tag-Along Members and the Tag-Along Disposing Member may mutually agree).  The Tag-Along Disposing Member shall use commercially reasonable good faith efforts to obtain the agreement of the buyer to the participation of the Tag-Along Members.  Notwithstanding the Tag-Along Disposing Member’s commercially reasonable good faith efforts as contemplated by the immediately preceding sentence, if the buyer is unwilling or unable to acquire the Units of the Tag-Along Members that have chosen to participate in such Disposition, then the Tag-Along Disposing Member may proceed with such Disposition without the written consent of the Tag-Along Members.

(v)           Member Liability.  Notwithstanding any other provision to the contrary contained herein, in no event will any Tag-Along Member’s liability in respect of such Disposition, whether in respect of expenses, indemnification obligations, other third party indemnities or otherwise, exceed the lesser of (A) such Member’s pro rata share of such liabilities actually paid in respect of such Disposition; or (B) the net proceeds actually received by such Member in such Disposition; provided, however, that the foregoing limitations shall not apply to a Member’s liability with respect to (y) representations and warranties given by such Member regarding such Member’s authority, title to Units and tax status; or (z) any fraud committed by such Member.

(vi)          Special Provisions Regarding Involuntary Dispositions.

(A)          If an involuntary Disposition (“Involuntary Disposition”) shall occur in violation of this Agreement and such Disposition is not for whatever reason declared null and void ab initio as required by Section 4.5(a) hereof, then the Members described in Section 4.5(b)(iii) hereof shall have the same rights as specified in Section 4.5(b)(iii) hereof with respect to the Units or Partial Rights subject to the Involuntary Disposition as if the same had been a proposed voluntary Disposition under Section 4.5(b)(iii) hereof and shall be governed by Section 4.5(b)(iii) hereof except that (i) the time periods shall run from the date of receipt by the applicable Members of actual notice of the Involuntary Disposition and (ii) such rights shall be exercised by notice to the transferee of the Units or Partial Rights subject to the Involuntary Disposition (the “Involuntary Transferee”) rather than to the Member who suffered or will suffer the Involuntary Disposition.

(B)           In the event the provisions of Section 4.5(b)(iv)(A) hereof are held to be unenforceable with respect to any particular Involuntary Disposition, the applicable Members shall have the applicable rights specified in Section 4.5(b) hereof with respect to any Disposition by an Involuntary Transferee, and each Member agrees that any Involuntary Disposition shall be subject to such rights, in which case the Involuntary Transferee shall be deemed to be the Disposing Member for purposes of Section 4.5(b) hereof, and shall be bound by the provisions of Section 4.5(b) hereof and other related provisions of this Agreement.

(vii)         Requirements Applicable to All Dispositions and Subsequent Admissions of Members.  In addition to the requirements set forth in Section 4.5(b) hereof, any Disposition of Units or Partial Rights (including a Common Interest), and any admission of an Assignee as a Member shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with; provided, however, that the Board may waive any of the following requirements:

(A)          Disposition Documents.  The following documents must be delivered to the Company and must be satisfactory, in form and substance, in all reasonable respects, to the Board:

(I)            Disposition Instrument.  A copy of the instrument pursuant to which the Disposition is effected.

(II)           Ratification of Agreement.  An instrument, executed by the Member making the Disposition and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 4.5(b)(vii)(A)(I) hereof:  (a) the notice address of the Assignee; (b) the applicable Sharing Ratios after the Disposition of the Member effecting the Disposition and its Assignee (which together must equal the applicable Sharing Ratio of the Member effecting the Disposition immediately before the Disposition); (c) if the Assignee is to be admitted as a Member, (i) the Assignee’s ratification of this Agreement and agreement to be bound by it, and (ii) its confirmation that the representations and warranties in Section 4.2 hereof are true and correct with respect to it; (d) if the Assignee is not to be admitted as a Member, an acknowledgment by the Assignee that the Common Interest (or other applicable Partial Rights) acquired by it is subject in all respects to this Agreement; and (e) representations and warranties by the Member and its Assignee (i) that the Disposition (and admission, if applicable), is being made in accordance with all applicable Law, and (ii) that the factual matters set forth in the opinions delivered pursuant to Sections 4.5(b)(vii)(A)(III) and (IV) hereof are true and correct in all respects.

(III)         Securities Law Opinion.  Unless the Units (or Partial Rights) subject to the Disposition are registered under the Securities Act and any applicable state securities Law, a favorable opinion of the Company’s legal counsel, or of other legal counsel reasonably acceptable to the Board, to the effect that the Disposition (and admission, if applicable) is being made pursuant to a valid exemption from registration under those Laws.

(IV)         Tax Opinion.  The Company must receive a favorable opinion of the Company’s legal counsel or legal counsel reasonably acceptable to the Board to the effect that the Disposition would not result in the Company’s being considered to have terminated within the meaning of Tax Code Section 708.

(B)           Payment of Expenses.  The Member effecting a Disposition and its Assignee shall pay, or reimburse the Company for, all costs and expenses incurred by the Company in connection with the Disposition (and admission, if applicable), including the legal fees incurred in connection with the legal opinions referred to in Sections 4.5(b)(vii)(A)(III) and (IV) hereof, on or before the 10th Day after the receipt by that Person of the Company’s invoice for the amount due.  If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Rate.

(C)           Effective Date.  Each Disposition (and admission, if applicable) complying with the provisions of this Section 4.5 is effective as of the first calendar Day of the month immediately succeeding the month in which all of the requirements of this Section 4.5(b)(vii) have been met.

(c)           Encumbrances of Units by Members.  A Member may not Encumber all or any portion of its Units (including any rights or obligations related thereto) without the prior written consent of a Majority Interest; provided, however, that the pledge of any Member’s Units to any financial institution providing debt financing to such Member or any of its Affiliates (including the Company) for the benefit of the Company shall not constitute an Encumbrance for purposes hereof.

SECTION 4.6                                                                     Buy/Sell Agreement.

(a)           Offer.  Any Member (the “Offering Member”) shall have the right at any time following the expiration of the Lock-Up Period to make an offer (the “Buy/Sell Offer”) to purchase all (but not less than all) of the Units held by the other Member (the “Offeree Member”).  The Buy/Sell Offer shall be in writing and contain a value per Unit (the “Buy/Sell Value”) as specified by the Offering Member for such Units and established by the Offering Member in its Sole Discretion.

(b)           Alternative Purchase or Sale.  Upon the receipt of a Buy/Sell Offer as set forth in Section 4.6(a) hereof, the Offeree Member shall have the alternative either (i) to sell all (but not less than all) of its Units to the Offering Member for a price equal to the product of (A) the number of Units held by the Offeree Member times (B) the Buy/Sell Value, or (ii) to purchase all (but not less than all) of the Units held by the Offering Member for a price equal to the product of (A) the number of Units held by the Offering Member times (B) the Buy/Sell Value (the “Buy/Sell Transaction”).  The closing of the Buy/Sell Transaction pursuant to this Section 4.6(b) shall be held at the time and in the manner provided in Section 4.6(d) hereof.

(c)           Election of Alternative.  The Offeree Member shall give written notice (the “Response Notice”) to the Offering Member within 45 Days from the date of receipt of the Buy/Sell Offer, indicating whether the Offeree Member elects to sell its Units to the Offering Member or to purchase the Offering Member’s Units.  Failure to provide the Offering Member with written notice of the Offeree Member’s election within such 45 Day period shall be conclusively deemed to be an election by the Offeree Member to sell its Units to the Offering Member in accordance with the Buy/Sell Offer.  If there are more than two Members when a Buy/Sell Offer is made, and more than one Offeree Member elects to purchase all of the Offering Member’s Units, then each such electing Offeree Member shall have the right to participate in the Buy/Sell Transaction in the same proportion that its Sharing Ratio (excluding any Partial Rights) bears to the aggregate Sharing Ratios of all electing Offeree Members, collectively (or on such other basis as the electing Offeree Members may mutually agree).  If there are more than two Members when a Buy/Sell Offer is made, and one or more Offeree Members elects to sell all of its Units and one or more Offeree Members elects to purchase the Offering Member’s Units, then the Offeree Members making the purchase election may elect, at their option, by providing an additional Response Notice at least 10 Days prior to the closing of the Buy/Sell Transaction, to purchase all of the Units that were offered to be sold by the other Offeree Members.  If a Member makes a Buy/Sell Offer and such Member is an Affiliate of one or more other Members, and one or more Offeree Members elects to purchase all of the Offering Member’s Units, then the Buy/Sell Transaction shall include, and such electing Offeree Member(s) must purchase, all Units held by the Offering Member and all of its Affiliates, collectively.

(d)           Buy/Sell Closing.  The closing of the Buy/Sell Transaction shall occur at the principal place of business of the Company on the 60th Day after the date of receipt of the Buy/Sell Offer by the Offeree Member (or, if later, the fifth Business Day after the receipt of all applicable regulatory and governmental approvals to the purchase), unless the Offering Member and the Offeree Member agree upon a different place or date.  At the closing of the Buy/Sell Transaction, (i) the selling Member shall (A) deliver an assignment of the Units, in form and substance reasonably acceptable to such purchasing Member, containing a general warranty of title as to such Units (including that such Units are free and clear of any Encumbrances other than any Encumbrance related to a pledge of such Units to a financial institution providing debt financing to the Company); (B) deliver the Units subject to the Buy/Sell Transaction free and clear of any Encumbrance (other than any Encumbrance related to a pledge of such Units to a financial institution providing debt financing to the Company); (C) deliver to the purchasing Member certificates, if applicable, representing the Units subject to the Buy/Sell Transaction accompanied by duly executed stock powers (or equivalent documents); and (D) any other instrument or document reasonably requested by the purchasing Member that is reasonably necessary to give effect to the Buy/Sell Transaction; and (ii) the purchasing Member shall remit to selling Member the consideration to which it is entitled in immediately available funds.

SECTION 4.7                                                                     Issuance of Additional Units and Additional Securities.

(a)           Subject to Section 4.8 hereof, additional Units (“Additional Units”), and any securities that by their terms are, directly or indirectly, convertible into or exchangeable or exercisable for Additional Units (including, without limitation, any option, warrant or other subscription or purchase right with respect to Additional Units) (any such securities, “Additional Securities”), may be created and issued to existing Members or to other Persons pursuant to this Section 4.7 and such other Persons may be admitted to the Company as Members, at the direction of, and upon the approval of the Board in accordance with Section 3.5(f) hereof.  Without limiting the preceding sentence, the terms of admission or issuance must specify the Sharing Ratios applicable thereto and the adjusted Sharing Ratios of the existing Members, if applicable, and the same shall be reflected in an amendment to this Agreement, and such an amendment need be executed only by the Chairman of the Board or the Chief Executive Officer of the Company.  In addition, the Chairman of the Board or the Chief Executive Officer shall update the Sharing Ratios each time Additional Units are issued by the Company, including those issued in accordance with Section 6.3 hereof.  The admission of a new Member shall be effective only after such new Member has executed and delivered to the Company an instrument containing the notice address of the new Member, the new Member’s ratification of this Agreement and agreement to be bound by it, and its confirmation that the representations and warranties in Section 4.2 hereof are true and correct with respect to it.

(b)           The provisions of this Section 4.7 shall not apply to Dispositions of Units or admissions of Assignees in connection therewith, such matters being governed by Section 4.5.

SECTION 4.8                                                                     Preemptive Rights.

(a)           In General.  In the event the Company proposes to issue Additional Units or Additional Securities in accordance with Section 4.7 hereof (each, a “Qualifying Issuance”), each Member is hereby granted the preemptive, non-assignable right to purchase, at the relevant offering price, that proportion of such Qualifying Issuance as is described below; provided, however, that (i) no Member shall have any preemptive right to purchase any Additional Units or Additional Securities as described in this Section 4.8 issued in connection with any merger or acquisition or similar transaction entered into by or on behalf of the Company with an independent third party; and (ii) the rights set forth in this Section 4.8 shall not apply with respect to Units issuable pursuant to any equity-based employee incentive plan; further provided, that, for purposes of clarification, no member of management or other employee of the Company or any of its subsidiaries shall be considered, or deemed to be, Affiliates of any Member solely as a result of such individual’s position with the Company or any such subsidiary.

(b)           Procedure.  The Company shall deliver a notice (each, an “Issuance Notice”) to the Members, which Issuance Notice shall set forth all relevant information with respect to the Qualifying Issuance, including the purchase price, the precise Additional Units or Additional Securities that are the subject of the Qualifying Issuance and any other terms and conditions of the Qualifying Issuance.  Each Member shall have the right to acquire such Additional Units or Additional Securities for the same purchase price, and on the same terms and conditions, as are set forth in the Issuance Notice.  Each Member shall have 10 Days following its receipt of the Issuance Notice in which to notify the Company whether it desires to exercise its preemptive right, which may only be exercised by such Member in proportion with its Sharing Ratio immediately prior to the Qualifying Issuance.  In the event that any Member does not purchase its proportional amount of the Qualifying Issuance, such Member’s portion not so purchased may be purchased by other Members purchasing their full proportional shares of the Qualifying Issuance in such proportion as the Members desiring to purchase so agree or, failing agreement, in proportion to their respective Sharing Ratios immediately prior to the Qualifying Issuance based only on each such Member desiring to purchase their full proportional shares of such Qualifying Issuance.  Any Member that does not respond during the applicable period shall be deemed to have waived such right.

SECTION 4.9                                                                     Restriction on Dispositions of Securities of Members.

No Member that is an Entity may cause or permit an equity interest or security, direct or indirect, in itself to be Disposed of such that, after the Disposition, the Company would be considered to have terminated within the meaning of Tax Code Section 708.  Any attempted Disposition of any such interest or security shall be, and is hereby declared, null and void ab initio.

SECTION 4.10                                                              Withdrawal of Member.

A Member has no right to Withdraw from the Company.

Portions of this exhibit have been omitted and filed separately pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.  Omissions are designated as [***].

SECTION 4.11                                                              Liability of Members to Third Parties.

No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court, whether arising in contract, tort or otherwise.

ARTICLE 5

RESTRICTIVE COVENANTS; CORPORATE OPPORTUNITIES

SECTION 5.1                                                                     Restrictive Covenants.

(a)           Covenant Not To Compete.  For so long as a Member (directly or indirectly through one or more Affiliates) owns any Units and for [****] thereafter (with respect to such Member, the “Restricted Period”), without the prior written consent of the Board (which consent may be withheld in the Sole Discretion of the Board) in accordance with Section 3.5(f) hereof, neither such Member nor any of its Affiliates shall, directly or indirectly (in any capacity, including as a shareholder, partner, member, investor, lender, principal, director, manager, officer, employee, consultant or agent of any Person other than the Company), (i) engage in, or hold, acquire or finance an interest, or otherwise invest in any Person (other than the Company) that engages in, or operate, manage, control or participate in the operation, management or control of, or consult to, advise or be employed by or an agent of, any Prohibited Business in the Restricted Area; or (ii) enter into any contract or other agreement with any Person for [****] (each, a “Contract Opportunity”) without first (A) providing notice of such Contract Opportunity to the Company and the other Members, which notice shall include all material information with respect to such Contract Opportunity known to the Member providing such notice; (B) providing the Company a reasonable opportunity to participate in such Contract Opportunity; and (C) using commercially reasonable best efforts to direct such Contract Opportunity to the Company.  Notwithstanding the foregoing, no Member shall be required to obtain the consent of the Board to pursue a Prohibited Business with respect to the manufacture and supply of “any other metal-based components reasonably related to wind turbine markets” as contemplated above, unless the Company is capable at such time, or would be capable in a reasonable time period thereafter using commercially reasonable efforts, of manufacturing and supplying such products.

(b)           Covenant Not To Solicit.  During the Restricted Period for any Member, without the prior written consent of the Company (which consent may be withheld in the Company’s Sole Discretion), neither such Member nor any of its Affiliates shall, directly or indirectly (in any capacity, including as a shareholder, partner, member, investor, lender, principal, director, manager, officer, employee, consultant or agent of any Person other than the Company) (i) solicit or influence, or attempt to solicit or influence, any customer or potential customer, supplier or other business relation of the Company that operates its business within the Restricted Area, or any Person that is, or within the [****] period immediately preceding the date of such activity was, a purchaser of goods or services from the Company, to cease doing business with the Company or to purchase any goods or services in [****] that are substantially similar to any goods or services sold or provided by the Company in connection with its business operations at any time during the Restricted Period from any Person other than the Company, or knowingly prejudice the relationship between the Company and any customer or potential customer, supplier or other business relation of the Company; or (ii) employ, or recruit or solicit

Portions of this exhibit have been omitted and filed separately pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.  Omissions are designated as [***].

for employment, any Person who is, or within the [****] period immediately preceding the date of such activity was, an employee of the Company.

(c)           Passive Investments.  No Member’s ownership of not more than 4.99% of any class of equity securities of any Entity having such class of equity securities actively traded on a national securities exchange shall be deemed, in and of itself, to violate the prohibitions set forth in Section 5.1(a) hereof.

(d)           Exception for Certain Affiliates of Hirschfeld.  Notwithstanding anything contained herein to the contrary, with respect to any Entity that is at any time an Affiliate of Hirschfeld, but is at no time a Hirschfeld Affiliate, the restrictive covenants set forth in this Section 5.1 shall apply only for so long as such Entity remains an Affiliate of Hirschfeld.

(e)           Covenant Not to Use or Disclose Confidential Information.  Each Member understands and acknowledges that during the Restricted Period, such Member may be making use of, acquiring or adding to the Company’s Confidential Information.  In order to protect the Company’s Confidential Information, each Member agrees that it shall not in any way utilize any of the Company’s Confidential Information except in connection with its efforts for the Company.  Each Member further agrees not to use any of the Company’s Confidential Information for such Member’s own benefit or the benefit of any Person, except the Company, at any time.  Except as expressly authorized in writing by the Company, no Member shall at any time copy, reproduce or remove from the Company’s premises the original or any copies of the Company’s Confidential Information, and no Member shall at any time disclose any of the Company’s Confidential Information to any Person except in accordance with discharging such Member’s duties to the Company.

(f)            Equitable Relief.  Each Member acknowledges and agrees that the Company would be irreparably harmed by any violation of the restrictive covenants set forth in this Section 5.1, that money damages would be inadequate and the Company would have no adequate remedy at Law and that, in addition to all other rights and remedies available to the Company at Law or in equity, the Company will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation, without posting any bond or security.  If any Member, or any of its Affiliates, violates any of the restrictive covenants set forth in this Section 5.1, the Restricted Period will automatically be extended for a period of time equal to the sum of (i) the length of time during which the violation of this Section 5.1 was continuing; plus (ii) the length of time during which any court proceedings necessary to stop such violation were ongoing.

(g)           Court Modification.  Notwithstanding the foregoing, if any of the restrictive covenants set forth in this Section 5.1 is found by a court of competent jurisdiction to contain limitations as to time, geographic area or scope of activity that are not reasonable or impose a greater restraint than is necessary to protect the goodwill or legitimate business interests of the Company and its Affiliates, then such court is hereby authorized and requested to reform such provisions to the minimum extent necessary to cause the limitations contained in this Section 5.1 as to time, geographic area and scope of activity to be reasonable and to impose a restraint that is not greater than necessary to protect the goodwill and legitimate business interests of the Company and its Affiliates.

Portions of this exhibit have been omitted and filed separately pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.  Omissions are designated as [***].

SECTION 5.2                                                                     Corporate Opportunities.

(a)           No Member, nor any Affiliate of any Member, shall, directly or indirectly, acquire, finance or otherwise manage, operate or invest in (or facilitate the acquisition, financing, management or operation of, or investment in) any business that engages in, or intends to engage in, the business of manufacturing or supplying towers [****] for wind turbine markets, or any other metal-based components reasonably related to wind turbine markets, located within [****] (each, a “Corporate Opportunity”), except as provided in this Article 5; provided, however, that, no Member shall be required to comply with this Section 5.2 with respect to a Corporate Opportunity relating to the manufacture and supply of “any other metal-based components reasonably related to wind turbine markets” as contemplated above, unless the Company is capable at such time, or would be capable in a reasonable time period thereafter using commercially reasonable efforts, of manufacturing and supplying such products.

(b)           In the event that any Member or any Affiliate of any Member (in each case, the “Initiating Member”) becomes aware of a Corporate Opportunity, the Initiating Member shall provide notice of such Corporate Opportunity to the Company and the other Members (collectively, the “Opportunity Members”), which notice shall include all information with respect to such Corporate Opportunity as is known to the Initiating Member.  The Board shall determine, as promptly as reasonably practicable (but in any event within 10 Days), by a Majority Vote (which Majority Vote shall be determined without reference to any Managers appointed by the Initiating Member), whether the Company shall pursue such Corporate Opportunity and seek to consummate a transaction in connection therewith.  In the event that the Board declines such Corporate Opportunity for the Company, the Initiating Member shall be free to pursue such Corporate Opportunity and seek to consummate a transaction with respect thereto; provided, however, that, in the event that the Initiating Member is able to consummate the Corporate Opportunity on terms and conditions that are, considered in the aggregate, more favorable to the Initiating Member than those presented to the Company, the Initiating Member shall re-offer the Corporate Opportunity to the Company on such terms and conditions, after which the Board shall determine, as promptly as reasonably practicable (but in any event within 10 Days), by a Majority Vote (which Majority Vote shall be determined without reference to any Managers appointed by the Initiating Member or its Affiliates), whether the Company shall pursue such Corporate Opportunity and seek to consummate a transaction in connection therewith.  For the avoidance of doubt, any investment held by any Member, or any Affiliate of any Member, as of the Effective Date shall not be considered a Corporate Opportunity hereunder.

(c)           In the event that any Member, or any Affiliate of any Member, determines to produce “any other metal-based components reasonably related to wind turbine markets” as contemplated in Section 5.2(a) above, such Member shall be considered for all purposes an “Initiating Member” as contemplated by Section 5.2(b) hereof and the Company shall be entitled to exercise all of the rights as contemplated by Section 5.2(b) hereof with respect thereto.

(d)           Notwithstanding anything contained herein to the contrary, with respect to any Entity that is at any time an Affiliate of Hirschfeld, but is at no time a Hirschfeld Affiliate, the restrictive covenants set forth in this Section 5.2 shall apply only for so long as such Entity remains an Affiliate of Hirschfeld.

(e)           Except as expressly set forth in this Agreement, each Member may have other business and financial interests and investments and may engage in any other business or trade, profession or employment whatsoever, on its own account, or in partnership with, or as an employee, officer, manager, director, creditor, advisor, stockholder or member of any other Person, and no Member shall be required to devote its entire time (or cause its respective officers, directors, employees or agents to devote their entire time) to the business of the Company.

ARTICLE 6

CAPITAL CONTRIBUTIONS

SECTION 6.1                                                                     Contributions.

Each Member has contributed or shall contribute (or has caused or shall cause to be contributed on its behalf) to the Company on or before the Effective Date the Capital Contribution set forth opposite its name on Schedule I attached hereto.

SECTION 6.2                                                                     Return of Contributions.

A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions.  An unrepaid Capital Contribution is not a liability of the Company or of any Member.  A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.  No Member shall be required to restore any deficit balance in its Capital Account.

SECTION 6.3                                                                     Additional Capital Contributions.

(a)           The Board shall determine from time to time what additional capital, if any, is needed by the Company to fund operating deficits or for other Company purposes.  The Board shall specify in a written notice (each, a “Capital Call Notice”) to each Member the total amount of additional capital required at such time, the Capital Contribution required to be made by each Member, which shall be determined on a pro rata basis in accordance with the Sharing Ratios, and the date by which such Capital Contributions are required to be made.  Each Member shall be obligated to make a Capital Contribution to the Company in cash in the amount specified in the Capital Call Notice.  On the first Business Day after the due date specified in the Capital Call Notice, the Company shall issue to each Member that has made its Capital Contribution as specified in such Capital Call Notice that number of Additional Units that is equal to the product of (i) the amount of the Capital Contribution made by such Member times (ii) the quotient obtained by dividing (A) the total number of outstanding Units on such date by (B) an amount equal to the Outstanding Capital Contributions immediately prior to giving effect to all Capital Contributions made pursuant to such Capital Call Notice.

(b)           If a Member (the “Declining Member”) refuses to make a Capital Contribution required pursuant to Section 6.3(a) hereof and within 45 Days of when required pursuant to Section 6.3(a) hereof, each of the other Members (each, a “Non-Declining Member”)

may, at its option and in the same proportion that its Sharing Ratio bears to the aggregate Sharing Ratios of all Non-Declining Members:

(i)            make an advance to the Company in cash in an amount equal to the Capital Contribution that the Declining Member failed to make, which advance shall be deemed a loan to the Declining Member repayable on demand with interest at the lesser of 15% per annum, compounded monthly, or the maximum rate of interest permitted by applicable Law; or

(ii)           make an additional Capital Contribution in cash in an amount equal to the amount of the Capital Contribution which the Declining Member failed to make, in which event the Non-Declining Members shall be issued that number of Additional Units that would have been issued to the Declining Member pursuant to Section 6.3(a) hereof if the Declining Member had made a Capital Contribution equal to that portion of the Declining Member’s Capital Contribution made by the Non-Declining Member;

provided, however, that in the event that there is more than one Non-Declining Member and any Non-Declining Member does not exercise its rights under this Section 6.3(b), then each of the other Non-Declining Members may elect, at its option and in the same proportion that its Sharing Ratio bears to the aggregate Sharing Ratios of all such exercising Non-Declining Members, to exercise such non-exercising Non-Declining Member’s rights under this Section 6.3(b) with respect to such non-exercising Non-Declining Member’s pro rata portion of the Capital Contribution that the Declining Member failed to make.

SECTION 6.4                                                                     Advances by Members.

In the event that the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so may, with the consent of the Board acting by Majority Vote, advance all or part of the needed funds to or on behalf of the Company.  An advance described in this Section 6.4 constitutes a loan from the Member to the Company, bears interest at the Prime Rate from the date of the advance until the date of payment, and is not a Capital Contribution.

SECTION 6.5                                                                     Capital Accounts.

A Capital Account shall be established and maintained for each Member.

ARTICLE 7

ALLOCATIONS AND DISTRIBUTIONS

SECTION 7.1                                                                     Restrictions on Distributions.

Notwithstanding anything to the contrary herein, no distributions shall be made pursuant to Sections 7.2 through 7.5 if prohibited by applicable Law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets are subject; provided, however, that any limitation on distributions contemplated hereby shall be borne by each Member in accordance with its Sharing Ratio.  If any principal or interest amount under any deemed loan made by any Member to another Member pursuant to Section 6.3(b)(i) hereof is outstanding on the date on which a distribution is to be made by the Company, the Company shall distribute to the lending Member (on behalf of the borrowing Member in repayment of such deemed loan) that amount of such borrowing Member’s portion of such distribution as may be required in order to repay in full the entire amount of such outstanding principal or interest under such deemed loan.

SECTION 7.2                                                                     Distributions of Net Cash Flow.

Net Cash Flow shall be distributed as often as determined by the Board, and at least quarterly, in accordance with and in the order and priority set forth in Section 7.4; provided, however, that the Company shall be required to make the distributions set forth in Sections 7.4(a) to the extent Net Cash Flow is available therefor.

SECTION 7.3                                                                     Distributions of Net Capital Proceeds.

Net Capital Proceeds from a Capital Transaction (other than a Terminating Capital Transaction) shall be distributed as soon after the consummation of such Capital Transaction as the Board reasonably determines is practicable, in accordance with and in the order and priority set forth in Section 7.4; provided, however, that the Company shall be required to make the distributions set forth in Section 7.4(a) to the extent Net Capital Proceeds are available therefor.

SECTION 7.4                                                                     Priority of Distributions.

Distributions of Net Cash Flow and Net Capital Proceeds shall be made in the following order and priority:

(a)           First, if and to the extent that the Company expects to report or does report to Members items of income or gain on Form K-1 with respect to their Common Interests in connection with the Company’s US partnership return on Form 1065 for any Fiscal Year in excess of items of deduction or loss, without regard to the source thereof, minimum distributions shall be made (i) to each Member that is not taxed as a corporation for federal income tax purposes in an amount equal to the amount of federal and state income tax that would be payable by an individual with respect to that Member’s share of such net taxable income or gain (based on the highest combined federal and state marginal income tax rate then applicable to any individual in the United States, regardless of the actual tax rate applicable to a Member to whom said net income or gain is allocated and, for clarity, without taking into account any reduced rate of tax applicable to long-term capital gains), and (ii) to each Member that is a corporation for federal income tax purposes in an amount equal to the amount of federal and state income and franchise taxes that would be payable by a corporation with respect to that Member’s share of such net taxable income or gain (based on the highest combined federal and state marginal income and franchise tax rate then applicable to a corporation incorporated in such Member’s state of organization with respect to income or receipts earned in said state, regardless of the actual tax rate applicable to such Member to whom said net income or gain is allocated).  The amount of such distributions shall be based upon the amount of net taxable income and gain allocated to the Members in accordance with this Agreement.  In no event shall distributions be made to Members under this Section 7.4(a) for taxes actually paid by the Company.  All such distributions shall be made by wire transfer not later than the first due date, without regard to extensions, on which a federal income tax return reflecting such income would be required to be filed.  Such distributions also shall be made earlier on those dates upon which federal estimated tax payments are required for individuals and corporations, as applicable (such distributions for federal estimated tax payments to be based upon reasonable estimates).  In the event that on the second anniversary of the Effective Date, and on each subsequent second anniversary thereafter, the aggregate amounts distributed to the Members pursuant to this Section 7.4(a) during the preceding two-year period are not in proportion to their Sharing Ratios for such period, then as soon as reasonably practicable thereafter, and to the extent Net Cash Flow is available therefor, the Company shall be required to make additional distributions until the aggregate amounts distributed to the Members pursuant to this Section 7.4(a) are in proportion to their Sharing Ratios for such period.  Any federal, state or local income tax withholding or other withholdings required by applicable Law shall be treated as a distribution to the Member for whose benefit the withholding has been made and, upon demand by the Company, such Member shall indemnify the Company in full for any amounts imposed on the Company (including interest and penalties) with respect to such withholdings; and

(b)           Second, to the Members in accordance with their Sharing Ratios.

SECTION 7.5                                                                     Distributions on Dissolution and Winding Up.

Upon the dissolution and winding up of the Company, after adjusting the Capital Accounts for all distributions made under Sections 7.2, 7.3 and 7.4 and all allocations made under Article 7, all available proceeds distributable to the Members as determined under Section 12.2 shall be distributed to the Members in accordance with the positive balances in their Capital Accounts.

SECTION 7.6                                                                     Allocations of Profit.

After giving effect to the special allocations set forth in Sections 7.11 through 7.18 and in the order and priority of those Sections, Profit of the Company shall be allocated to each Member in accordance with its Sharing Ratio.

SECTION 7.7                                                                     Allocations of Loss.

After giving effect to the special allocations set forth in Sections 7.10 through 7.18 and in the order and priority of those Sections, Loss of the Company shall be allocated to each Member in accordance with its Sharing Ratio.

SECTION 7.8                                                                     Adjustment of Book Value.

Book Value with respect to any asset of the Company is the asset’s adjusted tax basis for federal income tax purposes, except as follows:

(a)           The initial Book Value of any asset contributed to the Company by a Member shall be the fair market value of the asset as of the date of contribution.

(b)           The Book Value of each asset shall be its respective fair market value, as of (i) the issuance of an interest in the Company to a new or existing Member in exchange for a

Capital Contribution, (ii) the distribution by the Company to a Member in liquidation of the Members’ interest in the Company, (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), and (iv) the grant of an interest in the Company as consideration for the provision of services to or for the benefit of the Company by a new or existing Member.  The determination of the fair market value of property as required under this Section 7.8(b) shall be made by an independent appraiser selected by a Majority Interest.

(c)           The Book Value of each asset distributed to any Member will be the fair market value of the asset as of the date of distribution.

(d)           The Book Value of each asset will be increased or decreased to reflect any adjustment to the adjusted basis of the asset under Tax Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Treasury Regulation Section 1.704-1(b)(2)(iv)(m), provided that the Book Value will not be adjusted under this Section 7.8(d) to the extent that an adjustment under Section 7.8(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this Section 7.8(d).

(e)           Book Value will be adjusted by Book Depreciation, and gain or loss on a disposition of any asset shall be determined by reference to such asset’s Book Value as adjusted herein.

SECTION 7.9                                                                     Tax Allocations; Tax Code Section 704(c).

(a)           Except as otherwise provided in this Section 7.9, each item of income, gain, loss, deduction and credit determined for federal income tax purposes shall be allocated among the Members in the same manner as each correlative item of income, gain, loss, deduction and credit is allocated to the Members for purposes of maintaining their respective Capital Accounts.

(b)           Under Tax Code Section 704(c) and Treasury Regulation Section 1.704-3, income, gain, loss, and deduction with respect to any asset contributed to the capital of the Company, solely for federal income tax purposes, shall be allocated among the Members so as to take into account any variation between the adjusted tax basis of the asset for federal income tax purposes and the initial Book Value and if such asset has a built-in loss (as defined in Tax Code Section 704(c)(1)(C)) such built-in loss shall be taken into account only in determining the amount of items allocated to the contributing Member.  If the Book Value of any asset is adjusted under Section 7.8, subsequent allocations of income, gain, loss and deduction, solely for federal income tax purposes, will be allocated among the Members so as to take into account any variation between the adjusted tax basis of the asset and its Book Value as adjusted in the manner required under Treasury Regulation Section 1.704-3(a)(6).  The allocations required by this Section 7.9 shall be made using the traditional method with curative allocations as provided in Treasury Regulation Section 1.704-3(c).

SECTION 7.10                                                              Stop Loss.

Notwithstanding any other provision hereof to the contrary, no Loss (or item of loss or deduction) of the Company shall be allocated to a Member if such allocation would result in a deficit balance in such Member’s Adjusted Capital Account.  Such Loss (or item of loss or deduction) shall be allocated among the Members whose Adjusted Capital Account balances are positive in proportion to such positive balances to the extent necessary to reduce the balances of such other Member’s positive Adjusted Capital Accounts balances to zero, it being the intention of the Members that no Member’s positive Adjusted Capital Account balance shall fall below zero while any other Member’s positive Adjusted Capital Account balance has a positive balance.

SECTION 7.11                                                              Minimum Gain Chargeback.

Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for a taxable year (or if there was a net decrease in Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 7.11), then items of income and gain shall be allocated to each Member in an amount equal to such Members’ share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)).  It is the intent of the Members that any allocation pursuant to this Section 7.11 shall constitute a “minimum gain chargeback” under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

SECTION 7.12                                                              Member Nonrecourse Minimum Gain Chargeback.

Notwithstanding any other provision hereof to the contrary (except for Section 7.11 regarding minimum gain chargeback), if there is a net decrease in Member Nonrecourse Minimum Gain for a taxable year (or if there was a net decrease in Member Nonrecourse Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 7.12), then items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Member’s Nonrecourse Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)).  It is the intent of the Members that any allocation pursuant to this Section 7.12 shall constitute a “minimum gain chargeback” under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

SECTION 7.13                                                              Qualified Income Offset.

A Member who unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of income or gain (after the allocations required by Section 7.11 regarding minimum gain chargeback and Section 7.12 regarding minimum gain chargeback for Member Nonrecourse Debt but before any other allocation required by this Article 7) in an amount and in the manner sufficient to eliminate any deficit balance in its Adjusted Capital Account as quickly as possible; provided, however, that an allocation shall be made pursuant to this Section 7.13 only if and to the extent that such Member would have a deficit in his Adjusted Capital Account after all allocations in this Article 7 have been tentatively made as if Section 7.13 were not in the Agreement.  This Section 7.13 is intended to constitute a “qualified income offset” pursuant to  the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

SECTION 7.14                                                              Gross Income Allocation.

Except as required by Sections 7.11, 7.12 and 7.13, each Member who has a deficit Adjusted Capital Account balance at the end of the taxable year will be specially allocated items of income and gain in the amount of the excess as quickly as possible.

SECTION 7.15                                                              Nonrecourse Deductions.

All Nonrecourse Deductions shall be allocated among the Members in accordance with their Sharing Ratios.

SECTION 7.16                                                              Member Nonrecourse Deductions.

All Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated among the Members bearing the economic risk of loss for such debt as determined under Treasury Regulation Section 1.704-2(b)(4); provided, however, that if more than one Member bears the economic risk of loss for such debt, the Member Nonrecourse Deductions attributable to such debt shall be allocated to and among the Members in the same proportion that they bear the economic risk of loss for such debt.  This Section 7.16 is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

SECTION 7.17                                                              Tax Code Section 754 Adjustments.

To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Tax Code Section 734(b) or Tax Code Section 743(b) is required to be taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), Book Value of the Company’s assets shall be adjusted as set forth in Section 7.8, and any such adjustment in Book Value shall be treated as gain or loss (as the case may be) in computing Profit or Loss.

SECTION 7.18                                                              Curative Allocation.

If any items of income and gain (including gross income) or loss and deduction are allocated to a Member pursuant to Sections 7.10 through 7.13, Section 7.16 and Section 7.17, then, prior to any allocation pursuant to Sections 7.6 or 7.7 and subject to Sections 7.10 through 7.13, Section 7.16 and Section 7.17, items of income and gain (including gross income) and items of loss and deduction for subsequent periods shall be allocated to the Members in a manner designed to result in each Member’s Adjusted Capital Account having a balance equal to the balance it would have had had such allocation of income and gain (including gross income) and item of loss and deduction not occurred pursuant to Sections 7.10 through 7.13, Section 7.16 and Section 7.17.  For purposes of applying the foregoing provisions of this Section 7.18:  (i) allocations hereunder with respect to all allocations under Section 7.17 shall be made only to the extent that the Board reasonably determines that such allocations are consistent with the economic agreement of the Members; (ii) allocations hereunder with respect to allocations under Section 7.11 shall not be made prior to a year in which there is a net decrease in Minimum Gain and then only to the extent that the Board reasonably determines that such allocations are necessary to avoid a potential distortion in the economic agreement of the Members and allocations hereunder with respect to allocations under Section 7.14 shall be made only to the extent that the Board reasonably determines that such allocations are necessary to avoid a potential distortion in the economic agreement of the Members; and (iii) allocations hereunder with respect to allocations under Section 7.12 shall not be made prior to a year in which there is a net decrease in Member Nonrecourse Minimum Gain and then only to the extent that the Board reasonably determines that such allocations are necessary to avoid a potential distortion in the economic agreement of the Members and allocations hereunder with respect to allocations under Section 7.16 shall be made only to the extent that the Board reasonably determines that such allocations are necessary to avoid a potential distortion in the economic agreement of the Members.

SECTION 7.19                                                              Common Interests in Company.

Notwithstanding any other provision of this Agreement, no allocation of Profit or Loss or item thereof will be made to a Member if the allocation would not have “substantial economic effect” under Treasury Regulation Section 1.704-1(b)(2)(ii) or otherwise would not be in accordance with the Members’ interests in the Company within the meaning of Treasury Regulation Section 1.704-1(b)(4) or 1.704-2(b)(1).  The Board will have the authority to reallocate any item in accordance with this Section 7.19; provided, however, that (a) no such change shall have a material adverse effect upon the amount of cash or other property distributable to any Member, (b) each Member shall have 30 Days prior notice of such proposed modification and (c) if such proposed modification would be material, the Company shall have received an opinion of tax counsel to the Company that such modification is necessary to comply with Tax Code Section 704(b).

SECTION 7.20                                                              Withholding.

All amounts required to be withheld pursuant to Tax Code Section 1446 or any other provision of federal, state, or local tax Law shall be treated as amounts actually distributed to the affected Members for all purposes under this Agreement.

SECTION 7.21                                                              Varying Common Interests.

All Profit and Loss (and any item of income, gain, loss, deduction or credit specially allocated under this Agreement) shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last calendar day of the period for which the allocation or distribution is to be made.  Notwithstanding the foregoing, if during any taxable year there is a change in any Member’s interest in the Company, the Members agree that their allocable shares of the Profit and Loss (or items thereof) for the taxable year shall be determined on any method determined by the Board to be permissible by Tax Code Section 706 and the related Treasury Regulations to take account of the Member’s varying interest.

SECTION 7.22                                                              Common Interest in Company Profits.

Pursuant to Section 1.752—3(a)(3) of the Treasury Regulations, the Members’ interest in Company profits for purposes of determining the Members’ proportionate share of the excess nonrecourse liabilities (as defined in Section 1.752—3(a)(3) of the Treasury Regulations) of the Company shall be determined in accordance with their Sharing Ratios.

ARTICLE 8

EXCULPATION; INDEMNIFICATION

SECTION 8.1                                                                     In General.

Except as otherwise provided by any written employment, consulting or similar agreement, if applicable, or unless otherwise expressly required by Law, no executive officer, manager or Member of the Company (including any former executive officer, manager or Member) (each such Person referred to herein as a “Covered Person”) shall have any liability to the Company or to any Member for any loss suffered by the Company or any Member which arises out of any act or omission or alleged act or omission of the Covered Person in the Covered Person’s capacity as a Covered Person to the extent that the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Covered Person’s conduct was unlawful.  Each Covered Person shall be indemnified by the Company against any losses, judgments, liabilities, claims, damages, costs, expenses (including reasonable legal fees and other expenses actually incurred in investigating or defending against any such losses, judgments, liabilities or claims and expenses actually incurred enforcing this Agreement) and amounts paid in settlement of any claim (approved in advance and in good faith by the Board) sustained by any of them by reason of any act or omission or alleged act or omission in connection with the activities of the Company (including any subsidiaries thereof) unless there is a final judicial determination by a court of competent jurisdiction to which all rights of appeal have been exhausted or expired that the Covered Person did not act in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe the Covered Person’s conduct was unlawful.  The Covered Person may rely in good faith upon the advice of legal counsel.

SECTION 8.2                                                                     Insurance.

To the extent available on commercially reasonable terms, the Company may purchase, in the sole and absolute discretion of the Board, at the Company’s expense, insurance (including without limitation, liability insurance policies and errors and omissions policies) to cover any liabilities covered by this Article 8 in such amount and with such deductibles as the Company may determine; provided, however, that the failure to obtain such insurance shall not affect the right to indemnification of any Covered Person.  Any such insurance may extend beyond the termination of the Company for a commercially reasonable period.  The Company shall be subrogated to the Covered Person’s rights under such indemnification or insurance.  If any Covered Person recovers any amounts in respect of any such liabilities from insurance coverage or any third party source, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Company for any amounts previously paid to it by the Company in respect of such liabilities.  The Company shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is herein prohibited.

SECTION 8.3                                                                     Advancements.

The Company may, in the good faith judgment of the Board, pay the legal fees and other expenses reasonably incurred by any Covered Person hereunder in connection with any proceeding in advance of the final disposition of such proceeding, so long as the Company receives a written undertaking, in form and content approved by the Company’s legal counsel in its reasonable judgment, by such Covered Person to repay the full amount advanced if there is a final judicial determination by a court of competent jurisdiction, as to which all rights of appeal have been exhausted or expired, that such Covered Person did not satisfy the standards that entitle it to indemnification pursuant to the terms of this Article 8.

SECTION 8.4                                                                     Nonexclusivity of Rights.

The right of indemnification hereby provided shall not be exclusive of, and shall not affect, any other rights to which any Covered Person may be entitled.  Nothing contained in this Article 8 shall limit any lawful rights to indemnification existing independently of this Article 8.

SECTION 8.5                                                                     No Increase in Member’s Liability.

The indemnification rights provided by this Article 8 shall not be construed to increase the liability of Members as set forth in Section 4.11 hereof.

SECTION 8.6                                                                     Beneficiaries.

The indemnification rights provided by this Article 8 shall inure to the benefit of the heirs, executors, administrators, successors and assigns of each Covered Person.

SECTION 8.7                                                                     Timing; Effect of Amendments.

The provisions of this Article 8 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Article 8 and regardless of any subsequent amendment to this Agreement; provided, however, that no such amendment shall reduce or restrict the extent to which the indemnification provisions of this Article 8 apply to actions taken or omissions made or alleged actions taken or omissions made prior to the date of such amendment.

SECTION 8.8                                                                     Reserves.

If deemed appropriate or necessary by the Board, the Company may establish reserves, escrow accounts or similar accounts to fund its obligations under this Article 8.

SECTION 8.9                                                                     Survival.

The provisions of this Article 8 shall survive the termination or dissolution of the Company.

ARTICLE 9

TAXES

SECTION 9.1                                                                     Tax Returns.

The Company shall prepare and timely file all federal, state, local and foreign tax returns required to be filed by the Company.  Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed.  The Company shall deliver a copy of each such return to the Members on or before 15 Days prior to the due date of any such return (including filing extensions), together with such additional information as may be required by the Members in order for the Members to file their individual returns reflecting the Company’s operations.  The Company shall bear the costs of the preparation and filing of its returns.

SECTION 9.2                                                                     Tax Elections.

The Board shall, without any further consent of the Members being required (except as specifically required herein), have authority, in its Sole Discretion, to make any and all elections for federal, state, local and foreign tax purposes including, without limitation, any election, if permitted by applicable Law:  (a) to elect to amortize the organizational expenses of the Company ratably over a period of 180 months as permitted by Tax Code Section 709(b); (b) to adjust the basis of property pursuant to Tax Code Sections 754, 734(b), and 743(b), or comparable provisions of state, local or foreign Law, in connection with transfers of Units and Company distributions; (c) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company’s federal, state, local, or foreign tax returns; and (d) to the extent provided in Tax Code Sections 6221 through 6231 and similar provisions of federal, state, local or foreign Law, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members.

Neither the Company nor any Member may make an election for the Company to be treated as an association taxable as a corporation or excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Tax Code or any similar provisions of applicable state Law and no provision of this Agreement shall be construed to sanction or approve such an election.

SECTION 9.3                                                                     Tax Matters Member.

(a)                                  The “tax matters partner” of the Company pursuant to Tax Code Section 6231(a)(7) shall be the Member that is designated by a Majority Interest.  The “tax matters partner” is referred to herein as the “Tax Matters Member”.  The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a “notice partner” within the meaning of Tax Code Section 6223.  Unless otherwise changed by a Majority Interest, the initial Tax Matters Member shall be Hirschfeld.

(b)                                 Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(c)                                  Any Member that enters into a settlement agreement with respect to any Company item (within the meaning of Tax Code Section 6231(a)(3)) shall notify the other Members of such settlement agreement and its terms within 90 Days from the date of the settlement.

(d)                                 No Member shall file a request pursuant to Tax Code Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members.  If a Majority Interest consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members.  If such consent is not obtained within 30 Days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf.  Any Member intending to file a petition under Tax Code Sections 6226, 6228, or other Tax Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding.  In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

(e)                                  If any Member intends to file a notice of inconsistent treatment under Tax Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

ARTICLE 10

BOOKS, RECORDS AND BANK ACCOUNTS

SECTION 10.1                                                              Books and Records.

The Board shall keep or cause to be kept at the principal office of the Company complete and accurate books and records of the Company and its subsidiaries, supporting documentation of the transactions with respect to the conduct of the Company’s and its subsidiaries’ business, and minutes of the proceedings of their respective Managers, Members and committees.  Such records shall include, without limitation, complete and accurate information regarding the status of the business and financial condition of the Company and its subsidiaries; a copy of the Certificate and this Agreement and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which the Certificate or this Agreement or any amendments thereto have been executed; a current list of the names and last known business, residence, or mailing addresses of all Managers and Members; promptly after becoming available, a copy of the Company’s federal, state, and local tax returns for each year; and complete and accurate information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and that each Member has agreed to contribute in the future, and the date on which each became a Member.  In furtherance and not in limitation of the foregoing, the Company shall keep and maintain the books, records and other materials described in the Act, and shall make such books, records and other materials available to any Member or Assignee promptly upon any such Person’s request made in accordance with the Act, subject to the execution of any written agreement as may be required by the Company in its Sole Discretion requiring such Person to hold such information in confidence and to use such information solely in its role as a Member or Assignee and not in any other role or for any other purpose.  Such information shall be made available at the requesting Member’s expense and may be viewed at a location and time determined by the Company acting reasonably.

SECTION 10.2                                                              Accounts.

The authorized officers of the Company shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company’s name with financial institutions and firms that such authorized officers determine.  The Company may not commingle its funds with the funds of any Member.

ARTICLE 11

CERTIFICATES

SECTION 11.1                                                              Certificates Representing Units.

The Company may issue one or more certificates evidencing the Units of each Member in the form of Exhibit A attached hereto; provided, however, that no such certificate shall be issued to evidence any Partial Rights.  Certificates shall be executed on behalf of the Company by the Chairman of the Board.  The Members hereby agree that the Units shall be treated as a “security” for purposes of and shall be governed by Article 8 of the Delaware Uniform Commercial Code—Investment Securities, as amended from time to time.

SECTION 11.2                                                              Registration of Transfer and Exchange.

The Board shall cause to be kept on behalf of the Company a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and the transfer of the certificates.  Except as otherwise provided herein, the Company shall not recognize any transfer of Units until the certificates evidencing such Units, if any, are surrendered for registration of transfer and such certificates are accompanied by a transfer application (in such form as the Company may require) duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing).  Except as otherwise set forth in Section 4.5 hereof, no charge shall be imposed by the Company for such transfer; provided, however, that, as a condition to the issuance of any new certificate under this Section 11.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

SECTION 11.3                                                              Mutilated, Destroyed, Lost or Stolen Certificates.

If any mutilated certificate is surrendered to the Company, the Company shall execute and deliver in exchange therefor, a new certificate evidencing the same Units as the certificate so surrendered.  The Company shall execute and deliver a new certificate in place of any certificate previously issued if the record holder of the certificate:

(a)                                  makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued certificate has been lost, destroyed or stolen;

(b)                                 requests the issuance of a new certificate before the Company has received notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)                                  if requested by the Company, delivers to the Company such security or indemnity as may be required by the Company, in form and substance reasonably satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct, in its reasonable discretion, to indemnify the Company from any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

(d)                                 satisfies any other reasonable requirements imposed by the Company.

If a Member fails to notify the Company within a reasonable time after he or she has notice of the loss, destruction or theft of a certificate, and a transfer of such certificate is registered before the Company, the Member shall be precluded from making any claim against the Company for such transfer or for a new certificate.  As a condition to the issuance of any certificate under this Article 11, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

SECTION 11.4                                                              Record Holder.

The Company shall be entitled to recognize the record holder as the Member with respect to any certificate and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate on the part of any person, whether or not the Company shall have actual or other notice thereof, except as otherwise provided by Law.

ARTICLE 12

EVENTS REQUIRING WINDING UP

SECTION 12.1                                                              Dissolution.

The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):

(a)                                  the consent of a Majority Interest; and

(b)                                 the events requiring winding up as set forth in Section 18-801 of the Act or any successor provision thereof.

No other event will cause the Company to dissolve.

SECTION 12.2                                                              Winding Up and Termination.

On the occurrence of a Dissolution Event, a Majority Interest shall appoint a liquidator.  The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of winding up shall be treated as a Company expense.  Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members.  The steps to be accomplished by the liquidator are as follows:

(a)                                  as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

(b)                                 the liquidator shall cause the notice described in the Act, if any, to be mailed to each known creditor of and claimant against the Company in the manner described in the Act;

(c)                                  the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up and any advances described in Section 6.3 hereof) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(d)                                 all remaining assets of the Company shall be distributed to the Members as follows:

(i)                                     the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of Article 7;

(ii)                                  with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the

Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution;

(iii)                               Company property shall be distributed among the Members in accordance with Section 7.5 hereof; and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 Days after the date of the liquidation); and

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 12.2.  The distribution of cash and/or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Units and all the Company’s property and constitutes a compromise to which all Members have consented under the Act.

To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

SECTION 12.3                                                              Deficit Capital Accounts.

No Member will be required to pay to the Company, to any other Member, or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.

SECTION 12.4                                                              Certificate of Cancellation.

On completion of the distribution of Company assets as provided herein, the Company shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.5 hereof, and take such other actions as may be necessary to terminate the existence of the Company.

ARTICLE 13

GENERAL PROVISIONS

SECTION 13.1                                                              Offset.

Whenever the Company is to pay any sum to any Member (including a distribution under Article 7), any amounts that Member or any of its Affiliates owes the Company may be deducted from that sum before payment and the amount so deducted shall be treated as distributions to such Member for purposes of Sections 7.2 through 7.5 hereof.

SECTION 13.2                                                              Notices.

Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram, internet mail or email or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it.  All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Schedule I attached hereto or in the instrument described in Section 4.5(b)(vii)(A)(II) hereof, or such other address as that Member may specify by notice to the other Members.  Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

SECTION 13.3                                                              Entire Agreement.

This Agreement constitutes the entire agreement of the Members relating to the governance of the Company and its equity interests and supersedes all prior written or oral, and all contemporaneous oral, contracts, agreements, understandings, negotiations and discussions of the Members with respect to the governance of the Company and its equity interests.

SECTION 13.4                                                              Effect of Waiver or Consent.

A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

SECTION 13.5                                                              Amendment or Restatement; No Waiver.

This Agreement may be amended or restated only by a written instrument adopted, executed and agreed to by a Majority Interest; provided, however, that, in addition to such agreement by a Majority Interest, (a) an amendment or restatement reducing a Member’s Sharing Ratio (other than to reflect changes or reductions otherwise permitted by this Agreement) is effective only with that Member’s consent; (b) an amendment or restatement reducing the required Sharing Ratio or other measure for any consent or vote in this Agreement is effective only with the consent of Members having the Sharing Ratio or other measure theretofore required; (c) an amendment or restatement modifying Article 3 hereof with respect to any rights granted to a Member is effective only with the consent of such Member; (d) an amendment or restatement modifying Section 3.5(f) hereof in any manner is effective only with the unanimous consent of all of the Members; and (e) an amendment or restatement of the type described in Section 4.7 hereof may be adopted as therein provided.

SECTION 13.6                                                              Binding Effect.

Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

SECTION 13.7                                                              Governing Law, Severability.

THIS AGREEMENT AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AGREEMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.  In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate or (b) any mandatory, non-waivable provision of the Act, such provision of the Certificate or the Act shall control.  If any provision of the Act provides that it may be varied or superseded by agreement of the Members, such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.  If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be not affected thereby and that provision shall be enforced to the greatest extent permitted by Law.

SECTION 13.8                                                              Further Assurances.

In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

SECTION 13.9                                                              Waiver of Certain Rights.

Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

SECTION 13.10                                                       Directly or Indirectly.

Where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person.

SECTION 13.11                                                       Indemnification by Members.

To the fullest extent permitted by Law, each Member shall indemnify the Company and each other Member and hold them harmless from and against all losses, costs, liabilities,

damages and expenses (including costs of suit and reasonable attorney’s fees) they may incur on account of any breach by that Member of this Agreement.

SECTION 13.12                                                       Counterparts.

This Agreement may be executed in any number of counterparts (including, without limitation, by facsimile or portable document format (.pdf)) for the convenience of the parties hereto, with the same effect as if all signing parties had signed the same document.  Each such counterpart shall be deemed an original, but all such counterparts shall be construed together and constitute one and the same instrument.

SECTION 13.13                                                       Construction.

Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits, Appendices and Schedules are to the Exhibits, Appendices and Schedules attached to this Agreement, each of which is hereby incorporated by reference and made a part hereof for all purposes; and (d) references to “including” in this Agreement shall mean “including, without limitation.”  The article and section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 13.14                                                       No Third Party Rights.

Except for rights expressly granted hereunder to the Covered Persons, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto.  The Covered Persons have the rights granted to them under this Agreement and may enforce the same.

SECTION 13.15                                                       Creditors; No Waiver.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire at any time as a result of making the loan any direct or indirect interest in any Profit, Loss, distributions, dividends, capital or property of the Company other than as a creditor.  Notwithstanding any provision to the contrary contained herein, nothing contained herein shall be construed to limit, waive, amend or alter the terms and provisions of any loan agreement or related document among the Company or any of its subsidiaries, on the one hand, and any Member or any of their respective Affiliates, on the other, or any rights or remedies available to any lender thereunder as creditors of the Company or any of its Affiliates.  This restriction shall terminate only at such time as the Company or its Affiliates under any such agreements with such lenders have paid in full any and all obligations thereunder.

SECTION 13.16                                                       Rule of Construction.

The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the party preparing the contract, is waived by the parties hereto.  Each party acknowledges that such party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such party had the opportunity to retain legal counsel to participate in the preparation of this Agreement but elected not to do so, despite the recommendations of the other parties to so retain legal counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first set forth above.

THE COMPANY:

MARTIFER-HIRSCHFELD ENERGY SYSTEMS LLC

By:
Name:
Its:

By:	/s/ Pedro Dinis
Name:	Pedro Dinis
Its:

By:	/s/ Dennis Hirschfeld
Name:	Dennis Hirschfeld
Its:	Chairman of the Board

By:	/s/ Victor L. Vescovo
Name:	Victor L. Vescovo
Its:	Secretary

[First Amended and Restated LLC Agreement — Signature Page 1 of 3]

THE MEMBERS:

HIRSCHFELD WIND ENERGY SOLUTIONS LLC

By:	/s/ Dennis Hirschfeld
Name:	Dennis Hirschfeld
Its:	Chief Executive Officer

By:	/s/ Ted W. Beneski
Name:	Ted W. Beneski
Its:	Chairman of the Board

By:	/s/ Victor L. Vescovo
Name:	Victor L. Vescovo
Its:	Managing Director

[First Amended and Restated LLC Agreement — Signature Page 2 of 3]

MARTIFER WIND ENERGY SYSTEMS LLC

By:	/s/ Pedro Dinis
Name:	Pedro Dinis
Its:	Executive Director

[First Amended and Restated LLC Agreement — Signature Page 3 of 3]

Portions of this exhibit have been omitted and filed separately pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.  Omissions are designated as [***].

SCHEDULE I

MEMBERS

Name and Address	Capital Contribution			Units	Sharing Ratio

Martifer Wind Energy Systems LLC 3520 Knickerbocker Road Suite B, #317 San Angelo, TX 76904 Attn: Pedro Dinis	$	[****]	*	100	50%

Hirschfeld Wind Energy Solutions LLC 1400 Civic Place Suite 250 Southlake, TX 76092 Attn: Victor L. Vescovo	$	[****]		100	50%

TOTALS:	$	[****]		200	100%

*This amount represents the Net Agreed Value of the assets held by the Company immediately prior to the Effective Date.  The Net Agreed Value will be allocated to specific assets according to their fair market value as determined in the reasonable discretion of the Board.

Portions of this exhibit have been omitted and filed separately pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.  Omissions are designated as [***].

SCHEDULE II

INITIAL MANAGERS

Initial Martifer Managers pursuant to Section 3.2:

1.             [****]

2.             [****]

3.             [****]

Initial Martifer Observers pursuant to Section 3.5(g):

1.             [****]

2.             [****]

Initial Hirschfeld Managers pursuant to Section 3.2:

1.             [****]

2.             [****]

3.             [****]

Initial Hirschfeld Observers pursuant to Section 3.5(g):

1.             [****]

2.             [****]

EXHIBIT A

CERTIFICATE NO. [           ]

CERTIFICATE OF UNITS

of

MARTIFER-HIRSCHFELD ENERGY SYSTEMS LLC

A Delaware Limited Liability Company

This Certificate of Units is issued and shall be held subject to the provisions of the Certificate of Formation of Martifer-Hirschfeld Energy Systems LLC, a limited liability company organized under the Laws of the State of Delaware (the “Company”), filed on June 17, 2009, with the Secretary of State of the State of Delaware, and the Company’s First Amended and Restated Limited Liability Company Agreement, dated as of June 19, 2009, as each may be amended from time to time.

This Certificate of Units certifies that                                                 , a Member of the Company, is the registered holder of          “Units” (as such term is defined in the above-referenced First Amended and Restated Limited Liability Company Agreement) of the Company, which Units shall be transferable only on the books of the Company by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate with a proper endorsement.

SEE RESTRICTIONS ON REVERSE SIDE.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer this        day of                     , 20      .

MARTIFER-HIRSCHFELD ENERGY SYSTEMS LLC

By:
Name:
Title:

[REVERSE SIDE OF CERTIFICATE]

MARTIFER-HIRSCHFELD ENERGY SYSTEMS LLC

For value received, the undersigned hereby sells, assigns, and transfers to                                                                        , and its successors and assigns,                            Units of Martifer-Hirschfeld Energy Systems LLC standing in the name of                                                      on the books of said limited liability company represented by certificate No.            and does hereby irrevocably constitute and appoint                                              , and its successors and assigns, attorney to transfer said interests on the books of the limited liability company with full power of substitution.

Dated:

By:

Name:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR UNDER ANY STATE SECURITIES ACT OR OTHER SIMILAR STATUTE IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS.  WITHOUT SUCH REGISTRATION, THE SALE, PLEDGE OR OTHER TRANSFER OF THESE UNITS IS RESTRICTED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF LEGAL COUNSEL, SATISFACTORY TO THE COMPANY AND ITS LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR SUCH OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS NOT IN VIOLATION OF THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW.  THE SALE, PLEDGE OR OTHER TRANSFER OF THESE UNITS IS ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN THE COMPANY’S COMPANY AGREEMENT, WHICH MAY BE AMENDED OR RESTATED FROM TIME TO TIME.

APPENDIX A

DEFINITIONS

Act — the Delaware Limited Liability Company Act, Delaware Code Ann. 6, Sections 18-101, et seq., and any successor statute, as the same may be amended from time to time.  All references herein to sections of the Act shall include any corresponding provision or provisions of succeeding Law.

Additional Securities — Section 4.7(a).

Additional Units — Section 4.7(a).

Adjusted Capital Account — a Capital Account determined and maintained for each Member throughout the term of this Agreement, the balance of which shall be equal to such Member’s Capital Account balance, modified as follows:

(a)           increased by the amount, if any, of such Member’s share of the Minimum Gain of the Company as determined under Treasury Regulation Section 1.704-2(g)(1);

(b)           increased by the amount, if any, of such Member’s share of the Minimum Gain attributable to Member Nonrecourse Debt of the Company pursuant to Treasury Regulation Section 1.704-2(i)(5);

(c)           increased by the amount, if any, that such Member is treated as being obligated to contribute subsequently to the capital of the Company as determined under Treasury Regulation Section 1.704-1(b)(2)(ii)(c);

(d)           decreased by the amount, if any, of cash that is reasonably expected to be distributed to such Member, but only to the extent that the amount thereof exceeds any offsetting increase in such Member’s Capital Account that is reasonably expected to occur during (or prior to) the Fiscal Year during which such distributions are reasonably expected to be made as determined under Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(6); and

(e)           decreased by the amount, if any, of loss and deduction that is reasonably expected to be allocated to such Member pursuant to Tax Code Section 704(e)(2) or 706(d), Treasury Regulation Section 1.751—1(b)(2)(ii) or Treasury Regulation Section 1.704-1(b)(2)(iv)(k).

Affiliate — (a) with respect to any Person who is a natural person, (i) each Entity that such Person Controls, and (ii) each member of such Person’s Family; and (b) with respect to any Person that is an Entity, (i) each Entity that such Person Controls, (ii) each Person that Controls such Person, and (iii) each Entity that is under common Control with such Person.

Agreement — introductory paragraph.

Assignee — any Person that acquires Units or any portion thereof (including a Common Interest) through a Disposition; provided, however, that, an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Section 4.5(b)(ii).  The Assignee of a deceased Member is the Person or Persons to whom the deceased Member’s Units are bequeathed, or by whom they are inherited, pursuant to the deceased Member’s duly-probated will, a probate court order applying the laws of intestate succession or otherwise.  The Assignee of a dissolved Member is the shareholder, partner, member or other equity owner or owners of the dissolved Member to whom such Member’s Units are properly assigned by the Person conducting the liquidation or winding up of such Member.

Board — Section 3.1.

Book Depreciation — for each Fiscal Year (or other period for which Book Depreciation must be computed), the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset, except that, if the Book Value of an asset differs from its adjusted tax basis at the beginning of the year, Book Depreciation will be an amount which bears the same ratio to Book Value at the beginning of the year as the federal income tax depreciation, amortization, or other cost recovery deduction for the year bears to the beginning adjusted tax basis; provided, however, that if the adjusted tax basis of the asset at the beginning of the year is zero, Book Depreciation will be determined by the Board using any reasonable method.

Book Value — with respect to any asset, the adjusted basis of the asset for federal income tax purposes, adjusted as provided in Section 7.8.

Books and Records — Section 10.1.

Business Day — any day other than a Saturday, a Sunday or a holiday on which national banking associations in the State of Delaware are closed.

Buy/Sell Offer — Section 4.6(a).

Buy/Sell Transaction — Section 4.6(b).

Buy/Sell Value — Section 4.6(a).

Capital Account — the account to be maintained by the Company for each Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv) and, to the extent not inconsistent therewith, the following provisions:

(a)           a Member’s Capital Account shall be credited with the cash or Net Agreed Value of the Member’s Capital Contributions, the Member’s distributive share of Profit, and any item of income or gain specially allocated to the Member pursuant to the provisions of Article 7 (other than Section 7.9); and

(b)           a Member’s Capital Account shall be debited with the amount of cash and the Net Agreed Value of any Company property distributed to the Member, the Member’s distributive share of Loss and any item of expenses or losses specially allocated to the Member pursuant to the provisions of Article 7 (other than Section 7.9).

If any Common Interest is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Common Interest.  A Member that has more than one Common Interest shall have a single Capital Account that reflects all of its Common Interests, regardless of the class of Common Interest owned by that Member and regardless of the time or manner in which it was acquired.

Capital Call Notice — Section 6.3(a).

Capital Contributions — with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company by such Member and identified as Capital Contributions on Schedule I attached hereto.  Any reference in this Agreement to the Capital Contributions of a Member shall include any Capital Contributions of its predecessors in interest.

Capital Transaction — any transaction that results in the Company’s receipt of cash or other consideration other than Capital Contributions that, in accordance with generally accepted accounting principles, is considered capital in nature, including, without limitation, proceeds of sales or exchanges or other Dispositions of property not in the ordinary course of business, financings, refinancings, condemnations, recoveries of damage awards, and insurance proceeds.

Certificate — Preliminary Statement.

Common Interest — a Member’s share of the income, gain, loss, deductions and credits of, and the right to receive distributions from, the Company as provided in this Agreement.

Company — Martifer-Hirschfeld Energy Systems LLC, a Delaware limited liability company and successor-in-interest to the Legacy Company.

Confidential Information — any data or information with respect to the business conducted by the Company that is material to the Company’s business operations and is not generally known to the public.  Without limitation and to the extent consistent with the foregoing, the term “Confidential Information” shall include all information, whether existing before or after the Effective Date and regardless of the form in which it is or was communicated or maintained, that is confidential and proprietary to the Company, or contains or otherwise reflects any such information, and shall include all notes, studies, reports, memoranda and other documents prepared by the Company or its members, managers, officers, employees, consultants and agents and internal or external advisors that contain or reflect any such information, including, without limitation:  (a) trade secrets; (b) lists and other information about current and prospective customers; (c) plans or strategies for sales, marketing or business development; (d) sales and account records; (e) prices or pricing strategy or information; (f) current and proposed advertising and promotional programs; (g) research and development processes; (h) the Company’s methods, systems, techniques, procedures, designs, formulae, inventions and know-how; and (i) other information of a similar nature not known to the public that, if misused or disclosed, could adversely affect the business of the Company.  The term “Confidential Information” shall not include information that (A) is or becomes generally available to the public other than as a result of acts or omissions by any Person in breach of the terms of this

Agreement; (B) is lawfully in a Person’s possession prior to disclosure by the Company and is not otherwise subject to an obligation of confidentiality; or (C) is required to be disclosed by applicable Law in the written opinion of a Person’s legal counsel.

Control — the possession, directly or indirectly, through one or more intermediaries, of the following: (a) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (b) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the distributions therefrom (including liquidating distributions); (c) in the case of a trust or estate, more than 50% of the beneficial interest therein; (d) in the case of any other Entity, more than 50% of the economic or beneficial interest therein; or (e) in the case of any Entity, the power or authority, through ownership of voting securities, by contract or otherwise, to direct the management, activities, or policies of the entity.

Contract Opportunity — Section 5.1(a).

Corporate Opportunity — Section 5.2(a).

Covered Person — Section 8.1.

Day — a calendar day; provided, however, that, if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the first succeeding Business Day.

Declining Member — Section 6.3(b).

Default Rate — a rate per annum equal to the lesser of (a) 3% plus the Prime Rate, and (b) the maximum rate permitted by Law.

Dispose, Disposed, Disposing or Disposition — with respect to any asset (including Units or any rights or obligations related thereto, including a Common Interest), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary, by operation of Law, direct or indirect, including, without limitation, the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession, or otherwise; (b) in the case of an asset owned by an Entity, (i) a merger or consolidation of such Entity, (ii) a conversion of such Entity into another type of Entity, or (iii) a distribution of such asset from such Entity (by dividend, distribution or otherwise) including, without limitation, in connection with the dissolution, liquidation, winding up or termination of such Entity; and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance.  Notwithstanding the foregoing, the following events shall not constitute a Disposition for purposes hereof:  (A) a public offering of any equity securities of Hirschfeld or any of its Affiliates (other than the Company); (B) a change in Control of any Member or any of its Affiliates (other than the Company); or (C) a transfer of a Member’s Units in connection with the pledge of such Member’s Units to any financial institution providing debt financing to such Member or any of its Affiliates (including the Company) for the benefit of the Company.

Disposing Member — Section 4.5(b)(iii)(A).

Disposition Notice — Section 4.5(b)(iii)(A).

Dissolution Event — Section 12.1.

Effective Date — introductory paragraph.

Encumber, Encumbering or Encumbrance — the creation of a security interest, lien, pledge, mortgage, hypothecation or other encumbrance, whether for value or no value and whether such encumbrance be voluntary, involuntary or by operation of Law, judgment, attachment, garnishment, bankruptcy or other legal equitable proceeding.

Entity — shall mean any corporation, limited liability company, partnership, limited partnership, registered limited liability partnership, joint venture, trust, business trust, foreign trust, foreign business organization, cooperative or association, or any other legal entity.

Exercise Notice — Section 4.5(b)(iii)(A).

Family — with respect to any Person who is a natural person, such Person’s spouse, lineal ancestors and descendants by birth or adoption, and siblings.

First Period — Section 3.7(b).

Fiscal Year — Section 2.7.

Governmental Authority — any nation or government, any state or other political subdivision thereof or any Entity exercising the executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government and a corporation or other Entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

Hirschfeld — Hirschfeld Wind Energy Solutions LLC, a Texas limited liability company.

Hirschfeld Affiliate — Hirschfeld Holdings LP, the immediate partners of Hirschfeld Holdings, LP, any subsidiary of Hirschfeld Holdings LP, or any successor-in-interest to any of the foregoing.

Hirschfeld Managers — Section 3.2(b).

Initiating Members — Section 5.2(b).

Involuntary Disposition — Section 4.5(b)(vi)(A).

Involuntary Transferee — Section 4.5(b)(vi)(A).

Issuance Notice — Section 4.8(b).

Law — any applicable constitutional provision, statute, act (including the Act), code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.

Legacy Company — Martifer Energy Systems LLC, a Delaware limited liability company that was merged with and into the Company, with the Company surviving such merger, pursuant to the Merger.

Lock-Up Period — Section 4.5(b)(i).

Majority Interest — Members holding among them in excess of fifty percent (50%) of all outstanding Units entitled to vote on the relevant matter (including, if a Member shall have Disposed of all or any portion of its Common Interest but shall have retained the voting rights with respect to the Units associated therewith, such voting rights); provided, however, that, if a provision of this Agreement provides that a Majority Interest, for purposes of such provision, is to be calculated or determined without reference to one or more excluded Members, then, solely for purposes of such provision, “Majority Interest” shall mean Members, other than the excluded Members, holding among them at least a majority of all outstanding Units entitled to vote on the relevant matter, other than such Units held by such excluded Members.

Majority Vote — the affirmative vote or consent of more than fifty percent (50%) of the Managers comprising the entire Board.

Managers — those individuals appointed from time to time pursuant to Article 3, who comprise the Board.

Martifer — Martifer Wind Energy Systems LLC, a Delaware limited liability company.

Martifer Energia — Martifer Energia-Equipamentos Para Energia, S.A., a Sociedade Anónima existing under the laws of Portugal.

Martifer Managers — Section 3.2(a).

Members — those Persons identified as Members on Schedule I attached hereto, or hereafter admitted to the Company as Members as provided in this Agreement, but such term does not include any Person who has ceased to be a Member.

Member Nonrecourse Debt — the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

Member Nonrecourse Deductions — the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Section 1.704-2(i).

Member Nonrecourse Minimum Gain — the meaning assigned to the term “partner nonrecourse minimum gain” in Treasury Regulation Section 1.704-2(i)(3).

Merger — the merger of the Legacy Company with and into the Company, with the Company surviving such merger, pursuant to that certain Agreement and Plan of Merger, dated as of June 18, 2009, by and between the Legacy Company and the Company, and that certain Certificate of Merger filed with the Secretary of State of the State of Delaware on June 18, 2009.

Portions of this exhibit have been omitted and filed separately pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.  Omissions are designated as [***].

Minimum Gain — the meaning assigned to that term in Treasury Regulation Section 1.704-2(d).

[****] — Section 2.4.

Net Agreed Value — (a) in the case of any property contributed to the Company, the Book Value of the property contributed reduced by any indebtedness either assumed by the Company upon the contribution of the property or to which such property is subject when contributed; and (b) in the case of any property distributed to a Member, the Book Value of such property reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution.

Net Capital Proceeds — the proceeds received by the Company in connection with a Capital Transaction after the payment of costs and expenses incurred by the Company in connection with such Capital Transaction, including brokers’ commissions, loan fees, loan payments, other closing costs, and the cost of any alteration, improvement, restoration, or repair of any Company property necessitated by or incurred in connection with such Capital Transaction and, if the Capital Transaction is a financing or refinancing, after the payment of any Company indebtedness that is repaid in connection with such financing or refinancing.

Net Cash Flow — all cash funds derived from operations of the Company (including interest received on reserves), without reduction for any non—cash charges, but less cash funds used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the Board.  Net Cash Flow shall not include proceeds or costs included in the determination of Net Capital Proceeds but shall be increased by the reduction of any reserve previously established.

Non-Declining Member — Section 6.3(b).

Non-Disposing Member — Section 4.5(b)(iii)(A).

Nonrecourse Deductions — the meaning assigned that term in Treasury Regulation Section 1.704-2(b)(1).

Observer — Section 3.5(g).

Offeree Member — Section 4.6(a).

Offering Member — Section 4.6(a).

Opportunity Members — Section 5.2(b).

Original Agreement — the Limited Liability Company Agreement of the Company, dated as of June 17, 2009, between the Company and the Original Member.

Partial Rights — Section 4.5(b)(ii)(A).

Permitted Affiliate — means (a) with respect to Hirschfeld, Hirschfeld Holdings LP, any successor thereto or any Entity that is directly or indirectly 100% owned by it or (b) with respect to Martifer, Martifer Energy Systems SGPS, S.A., any successor thereto or any Entity that is directly or indirectly 100% owned by it.

Person — includes an individual, corporation, limited liability company, partnership, limited partnership, registered limited liability partnership, joint venture, trust, business trust, foreign trust, foreign business organization, cooperative, association, estate, custodian, trustee, executor, administrator, nominee, Governmental Authority or any other legal or commercial Entity in its own or a representative capacity, regardless of whether the Entity is formed under the Laws of the State of Delaware or any other jurisdiction.

Potential Tag-Along Participant — Section 4.5(b)(iv).

Prime Rate — a rate per annum equal to the lesser of (a) a varying rate per annum that is equal to the rate of interest published from time to time by The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the “prime rate” or (b) the maximum rate permitted by Law.

Profit and Loss — for each Fiscal Year of the Company (or other period for which Profit or Loss must be computed), the Company’s taxable income (not including income allocated pursuant to Sections 7.11, 7.12, 7.13, 7.14 and 7.18) or loss (not including loss or deduction allocated pursuant to Sections 7.15, 7.16 and 7.18) determined in accordance with Tax Code Section 703(a), with the following adjustments:

(a)           all items of income, gain, loss and deduction required to be stated separately pursuant to Tax Code Section 703(a)(1) shall be included in computing taxable income or loss;

(b)           any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

(c)           any expenditures of the Company described in Tax Code Section 705(a)(2)(B) (or treated as such pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss;

(d)           gain or loss resulting from any disposition of Company property shall be computed by reference to the Book Value of the property;

(e)           in lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account Book Depreciation; and

(f)            if the Book Value of an asset of the Company is adjusted pursuant to Section 7.8, any increase or decrease in the Book Value of the asset as a result of the adjustment shall be treated as gain or loss, respectively, from the disposition of the asset and shall be taken into account in computing Profits or Losses.

Portions of this exhibit have been omitted and filed separately pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.  Omissions are designated as [***].

Prohibited Business — any business that manufactures or supplies towers [****] for wind turbine markets, and any other metal-based components reasonably related to wind turbine markets, in [****] or any other business in which the Company may be engaged in [****] from time to time.

Purchasing Member — Section 4.5(b)(iii)(A).

Qualifying Issuance - Section 4.8(a).

Response Notice — Section 4.6(c).

Restricted Area — any geographic area within [****].

Restricted Period — Section 5.1(a).

Rights Register — Section 11.2.

SEC — the United States Securities and Exchange Commission and any successor agency.

Second Period — Section 3.7(b).

Securities Act — the United States Securities Act of 1933, as amended, or similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

Sharing Ratio — with respect to any Member, a fraction the numerator of which is equal to the total number of Units standing in the name of such Member as set forth on Schedule I attached hereto, as such Schedule may be amended from time to time as provided in this Agreement, and the denominator of which is equal to the total number of Units then outstanding (excluding warrants, options or other securities convertible into Units).

Sole Discretion — with respect to any Person, that Person’s sole and absolute discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

Tag-Along Disposing Member — Section 4.5(b)(iv).

Tag-Along Exercise Notice — Section 4.5(b)(iv).

Tag-Along Member — Section 4.5(b)(iv).

Tag-Along Notice — Section 4.5(b)(iv).

Tax Code — the United States Internal Revenue Code of 1986, as amended from time to time.  All references herein to sections of the Tax Code shall include any corresponding provision or provisions of succeeding Law.

Tax Matters Member — Section 9.3.

Terminating Capital Transaction — any Capital Transaction that is entered into in connection with or will result in the dissolution, winding up, and termination of the Company.

Treasury Regulations — the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Tax Code.  All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute proposed, or final Treasury Regulations.

Unanimous Vote — the affirmative vote or consent of all of the Managers comprising the entire Board.

Units — with respect to any Member, the units to be issued by the Company to that Member as a quantitative representation of:  (a) that Member’s status as a Member; (b) that Member’s Common Interest; (c) all other rights, benefits and privileges enjoyed by that Member (pursuant to this Agreement, the Act, the Certificate and other Law) in its capacity as a Member, including, without limitation, that Member’s rights to vote, consent to, and approve certain activities as expressly set forth herein; and (d) all obligations, duties and liabilities imposed on that Member (pursuant to this Agreement, the Act, the Certificate and other Law) in its capacity as a Member, including any obligations to make Capital Contributions expressly set forth herein.

Withdraw, Withdrawing or Withdrawal — the withdrawal, resignation or retirement of a Member from the Company as a Member.  Such terms shall not include any Dispositions of Units (which are governed by Section 4.5), even though the Member making a Disposition may cease to be a Member as a result of such Disposition.